                                                                     EXHIBIT 4.1

                              UNITY HOLDINGS, INC.

                          EMPLOYEE STOCK OWNERSHIP PLAN
                            (WITH 401(k) PROVISIONS)


                            SUMMARY PLAN DESCRIPTION





                              Date: March 15, 2002

                                TABLE OF CONTENTS

SECTION                                                                                              PAGE
-------                                                                                              ----
Name of Plan...................................................................................        1

Nature and Purpose ............................................................................        1

Effective Date ................................................................................        1

Plan Type .....................................................................................        1

Class of Stock ................................................................................        1

Eligibility and Entry .........................................................................        2

Service .......................................................................................        2

Contributions .................................................................................        3

Funding .......................................................................................        4

Account Valuation .............................................................................        5

Retirement Date ...............................................................................        5

Retirement Benefits ...........................................................................        5

Retirement Benefit Payments ...................................................................        5

Death Benefits ................................................................................        5

Disability Benefits ...........................................................................        6

Termination of Employment/Vesting .............................................................        6

Distribution of Benefits ......................................................................        7

Tax Effects ...................................................................................        7

Right of First Refusal ........................................................................        8

Non-Transferability of Benefits ...............................................................        9

Loans and Hardship Distributions ..............................................................        9

Termination of the Plan........................................................................       10

Filing for Benefits ...........................................................................       10

Your Legal Rights .............................................................................       11

Plan Administrator ............................................................................       12

Plan Trustees .................................................................................       13

Plan Committee Members ........................................................................       13

Identification Numbers ........................................................................       13

Sponsor .......................................................................................       13

                              UNITY HOLDINGS, INC.
                          EMPLOYEE STOCK OWNERSHIP PLAN
                             WITH 401(k) PROVISIONS
------------------------------------------------------------------------------

                            SUMMARY PLAN DESCRIPTION
------------------------------------------------------------------------------

Name of Plan
------------

         The name of the Plan is the Unity Holdings, Inc. Employee Stock Ownership Plan with 401(k) provisions ("KSOP"), and the Company whose stock is to be sold thereunder is Unity Holdings, Inc. ("Company"), the parent company of Unity National Bank ("Bank").

Nature and Purpose
------------------

         The Plan is designed to be part of a retirement system to provide you with fair and reasonable retirement benefits. It gives you the option to save for your own retirement by allowing you to make pre-tax contributions. The specific purpose of the Plan is to permit you to acquire beneficial interests in the common stock of the Company funded through contributions made by the Bank and, if you so choose, by your pre-tax salary reduction contributions.

Effective Date
--------------

         The effective date of the Plan is January 1, 2002. It is a complete amendment and restatement of the Unity Holdings, Inc. 401(k) Profit Sharing Plan, originally effective January 1, 1999. The Plan Year consists of the 12-month period beginning on each January 1 and ending on the following December
31. Records under the Plan are kept on a Plan Year basis.

Plan Type
---------

         The Plan is a defined contribution plan. Specifically, it is an employee stock ownership plan with 401(k) provisions, which means that it is intended to invest primarily in Company Stock and managed investments, funded by contributions from both the Company and you. Bank contributions can be made each year, in the discretion of the Board of Directors of the Company to your account. This account is used to pay your Plan benefits.

Class of Stock
--------------

         The Employer stock to be offered under the Plan is the common stock of the Company.

Eligibility and Entry
---------------------

         Employees will become eligible to participate in the Plan on the January 1, April 1, July 1, or October 1 coinciding with or next following attainment of age eighteen (18) and completion of 90 days of service.

Service
-------

         Service means your employment with us. An Hour of Service is based on the number of hours you work each day.

Vesting Service
---------------

         A year of vesting service means any year of Employment in which you work at least 1,000 hours. Vesting is discussed in "Termination of Employment."

Break-in-Service
----------------

         A one year break-in-service occurs during any Plan Year in which you have not been credited with at least 500 Hours of Service. A one year (or more) break-in-service may adversely affect your vesting percentage.

         The Plan credits you with certain service, but only to the extent necessary to prevent a one year break-in-service, during an authorized leave of absence. For certain maternity or paternity leaves, the Plan will credit you with enough service to prevent a one year break-in-service, but only during the first year in which you work less than 500 hours due to a maternity or paternity leave.

         If you are reemployed after a one year (or more) break-in-service you will not lose credit for your prior years of service (for vesting) if you had any vested benefit when you left employment.

         Notwithstanding the above, if you received a distribution when you left employment, you will lose credit for years of service earned prior to the first one year break-in-service with respect to the portion of your account balance you forfeited when you left. However, if upon your return to employment you repay this distribution, you will again receive credit for years of service earned prior to commencement of the one (or more) year break-in-service. The Company will recredit your account with your forfeited balance. This distribution must, in general, be repaid within 5 years from the date of re-employment, or, if earlier, before you have incurred 5 consecutive one year breaks-in-service. If you were fully vested when you left and you received a distribution, you cannot repay your distribution and receive prior service credit.

         If you have no vested benefit when you leave the following rules will apply:

         1. For purposes of determining years of vesting service, you will lose credit for prior years of service if the number of years in which you had a one year break-in-service equals or exceeds the greater of: (i) 5 or (ii) years of service before the break-in-service began.

         2. For purposes of determining years of vesting service to apply to contributions earned before you left, you will not get credit for years of service completed after you return if the number of consecutive years in which you had a one year break-in-service equal or exceeds five (5).

Contributions
-------------

         Optional Company Contribution
         -----------------------------

         Every year the Board of Directors will decide whether to make a Non-elective, or "Optional" contribution to the Plan and the amount of any such Plan contribution.

         Optional Contributions and forfeitures will be allocated to you in the ratio that your compensation bears to the total compensation of all participants. Compensation generally means total taxable compensation, plus the amount you defer under this Plan and any Bank sponsored cafeteria plan. Compensation is limited to a maximum amount as provided by law. This maximum amount may vary from year to year.

         This is only intended to provide a brief synopsis of the allocation procedure for this Plan. This does not take into account, for example, the effect of top heavy minimum benefits. Therefore, this procedure may be inconsistent with that actually applied by the Plan. For greater detail, please refer to the Plan document or ask the Plan Administrator for assistance.

         If you terminate employment before the end of the Plan Year, you may not be eligible to receive an allocation of Optional Contributions and forfeitures for the Plan Year. Please refer to the Plan document for details.

         Elective Employee Contribution
         ------------------------------

         You may authorize the Bank to contribute to the Trust on your behalf Elective Contributions. Elective Contributions are withheld from the pay which you would otherwise receive. Such Elective Contributions can be stated as a dollar amount or percentage, and shall not be more than 15% of your Compensation. The total amount of Elective Contributions for any Plan Year shall not exceed $11,000, multiplied by any cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code.

         If you elect to have the Bank contribute Elective Contributions on your behalf during the plan year you must file a written notice with the Plan Administrator. This requirement shall be waived on adoption of the plan and you shall be given a reasonable time to elect Elective Contributions. Such written notice shall contain an election of the amount or percentage of your Compensation to be contributed and authorization for the Bank to reduce your compensation by such amount. You may change the amount or percentage of your Elective Contributions only as of the January 1, April 1, July 1, or October 1 of any Plan Year, but upon not less than thirty (30) days prior written notice.

         Matching Company Contribution
         -----------------------------

         The Company may contribute on your behalf to the Plan an amount based on your Elective Contributions. These are called Matching Contributions. The Company has discretion to make a Matching Contribution of any amount up to $1.00 for every dollar of salary deferral you make up to 10% of your compensation.

Funding
-------

         The Plan Trustees have the responsibility and discretion to invest all plan assets. If an Employer's contribution for any Plan year is in cash, such cash shall be used first to make any scheduled or accelerated amortization payment on a loan incurred to acquire Company Stock and, if any amounts remain thereafter, to purchase Company Stock at such time as the Trustees, elected by the Company's Board of Directors, may determine. Any cash dividends received by the Trustees on Company Stock held in the KSOP shall be applied, in the discretion of the Trustees, to the purchase of additional shares of Company Stock.

         The Trustee is authorized to purchase Company Stock from the Company or from any shareholder, and such stock may be outstanding, newly issued or treasury stock. All such purchases must be at a price not in excess of fair market value, as determined by an Independent Appraiser where such stock is not publicly traded.

         Pending investment of cash in Company Stock, such cash may be invested in savings accounts, certificates of deposit, high-grade short term securities, common or preferred stocks, bonds, funds described below, or other investments, or may be held in cash.

         Your Elective Contributions will not be invested in Company stock unless you so direct in writing. The Plan administrator has forms for this purpose, as stock becomes available from time to time.

Account Valuation
-----------------

         At least once a year you will be given a statement of your account activity and the value of your account balance. Your account will reflect changes due to investment gains and losses, administration costs, insurance premiums (if applicable), and employer contributions.

Retirement Date
---------------

         Your normal retirement date is your 65th birthday.

Retirement Benefits
-------------------

         Upon reaching normal retirement age you will become 100% vested in your account balance regardless of your years of service. We use your account balance to pay your retirement benefits. If you continue working after normal retirement age, your benefits can be deferred until you actually retire. In the meantime, your account will receive allocations of investment gains and losses as well as an allocation of Employer Contributions, until you actually retire. If you continue in employment beyond your Retirement Date, you may elect to receive distributions while still employed, subject to the rules provided in the Plan.

Retirement Benefit Payments
---------------------------

         When you retire, you will normally have your account balances distributed in the form of a Lump Sum. In addition, the account balances of Participants may be distributed in substantially equal annual installments not to exceed five (5) years.

         If you should die, the beneficiary of your account balances will normally be your spouse, or if you are not married, your estate. If you are married and desire to designate a beneficiary other than your spouse, then your spouse must consent to such designation.

Death Benefits
--------------

         If you die before retirement while you are employed by us and actively participating in the Plan, a death benefit will be paid on your behalf.

         If you are married at the time of your death, we will pay all of your death benefits to your spouse in a lump sum. If either of the following conditions are satisfied, you may have the full amount of your death benefits paid to any beneficiary you choose:

         1.   You are single at the time of your death, or

         2. (a) You have designated a beneficiary to receive your death benefits who is not your spouse; and

              (b) You and your spouse have elected to waive the spousal survivor benefit and your spouse has consented to your designation of a specific non-spousal beneficiary on forms provided by the Plan Administrator; and

              (c) Your spouse's signature was notarized.

         If you die while an active participant in our Plan, your account balance becomes fully vested. Your death benefit will equal the value of your account balance.

Disability Benefits
-------------------

         If you become totally and permanently disabled (as defined for purpose of Social Security disability benefits) while an active participant in the Plan, your account balance becomes fully vested.

Termination of Employment/Vesting
---------------------------------

         If you terminate employment for any reason other than death or retirement, you may be eligible for benefits under the Plan. The percentage of your Bank Optional Contribution Account to which you would be entitled is figured as of your termination date, as follows:

         ---------------------------------------------------------------
          Years of Vesting Service                  Vested Percentage
          ------------------------                  -----------------
          Less than One Year                               0%
          One Year                                        20%
          Two Years                                       40%
          Three Years                                     60%
          Four Years                                      80%
          Five Years or More                             100%
         ---------------------------------------------------------------

         If you are not 100% vested when you leave, you will forfeit the portion of your account balance that is non-vested.

         You will be 100% vested at all times in the Elective Contributions which you make to the Plan and in your Matching Contribution Account.

Distribution of Benefits
------------------------

         If the value of your vested account balance is $5,000 or less, the Plan Administrator will pay you the value of your vested benefit in a lump sum in all cases (regardless of whether you obtain spousal consent).

         Amounts you forfeited will be allocated among other participants as previously provided. If you return to employment before 5 consecutive one year breaks-in-service have elapsed, the company will re-credit the amounts you forfeited to your account. You will become vested in these amounts under the rules provided in the Plan for counting service earned subsequent to re-employment and in some cases (if you have timely repaid your distribution as provided above) service earned before the period of consecutive one year breaks-in-service commenced. Please refer to the Plan document for details.

Tax Effects
-----------

         The Company will request a determination letter from the Internal Revenue Service that the Plan and related Trust as amended and restated are qualified under Sections 401(a) and 501(a) of the Internal Revenue Code. The tax consequences of a qualified plan include:

         1. Contributions made by the Company on your behalf, including those you elect to be made pursuant to a salary reduction agreement, are not taxable to you when they are made. You do not report them as income at that time.

         2. Any investment earnings or profits received by the Trustee and allocated to your account are not taxable when they are received by the fund or allocated to the participant.

         3. When benefits are paid to you, you will be subject to tax on all funds received and, in most cases, certain amounts will be withheld to pay tax in accordance with applicable law. You will be informed of these rules and penalties for underpayment of estimated taxes by the Trustee when you become eligible to receive a distribution from the Plan.

         4. With certain exceptions, distributions and withdrawals from your account before you reach age 59 1/2 are subject to an additional tax equal to 10% of the taxable amount of the distribution or withdrawal.

         5. Your participation in the Plan may affect your ability to make tax-deductible contributions to an individual retirement account. You should contact your personal tax advisor for further information regarding this rule.

         6. You should consult your personal tax advisor before you receive any benefits to determine how the method of distribution may affect you and to obtain advice on directing the Administrator on the manner of distribution.

         The following circumstances may result in disqualification, ineligibility, denial or loss of benefits:

         1. If you are ineligible to participate in the Plan, you will not receive any Plan benefits.

         2. If your employment with the Company terminates for reasons other than retirement, death or disability, you have not made any salary reduction contributions to the Plan, and you incur a five-consecutive year Break in Service before you have completed two Years of Service, you will not receive any portion of your accounts.

         3. The Company may determine in any Plan year not to make Optional or Matching Contributions to the Plan for the Plan Year.

         4. Contributions by the Company (other than pre-tax contributions) may be refunded to the Company if they were made on a mistake of fact, conditioned on a favorable Internal Revenue Service ruling and the ruling is not received, or conditioned on contributions being allowed as a deduction and the deduction is not allowed.

         5. The investments in the Plan may decrease in value, resulting in a proportionate decrease in the value of your account.

         Various methods exist to help you defer or reduce the amount of taxes which would otherwise be due. Upon your retirement or termination of employment, the Administrator will provide you with a notice that explains these methods in greater detail. Generally, you may roll distributions from this Plan into another qualified retirement plan or individual retirement account (IRA) to defer federal taxation. However, some payments, such as certain periodic payments (as well as others), may not be eligible for a rollover. The notice provided gives more detail on what type of distributions you may roll over to defer federal taxation, and what kind of plan may receive these eligible rollover distributions. However, neither this booklet, nor the notice are an adequate substitute for consultation with your tax advisor.

Right of First Refusal
----------------------

         If the Company's stock is not traded on a stock exchange or NASDAQ at the time it is distributed, it will be subject to a right of first refusal. Generally, this means that, prior to any transfer by you, the stock must be offered in writing to the Company and, if then refused by the Company, to the Trustees, at the then Fair Market Value, as determined by an Independent Appraiser. A bona fide written offer from an independent prospective buyer shall be deemed to be the Fair Market Value of such Company Stock for this purpose unless the value per share, as determined by the Independent Appraiser as of the most recent Accounting Date, is greater.

Non-Transferability of Benefits
-------------------------------

         Generally, you may not transfer your interest in the Plan; that is, you may not sell it, use it as collateral, or otherwise give it away. Your creditors may not attach or garnish your interest in the Plan. However, there are two circumstances where this general rule does not apply:

         1. The Plan Administrator may be required to use some or all of your benefits to pay court-ordered alimony, child support, or other transfer of assets directly to a spouse, former spouse, child or other dependent. The court order must follow a certain form and contain certain information. If it does not, the Administrator will not honor it. If it does, the Administrator must comply with it. The Administrator will determine whether the court order must be followed.

         2. If you are indebted to the Plan when a benefit becomes payable to you or a beneficiary, the Administrator may direct that the indebtedness be first satisfied before any benefits are paid.

Loans and Hardship Distributions
--------------------------------

         Under certain circumstances, our Plan will permit you to borrow from it. Loans will be made only for the purposes that would otherwise entitle you to a hardship distribution of your elective contributions, and in the Administrator's discretion on a uniform and nondiscriminatory basis. The Administrator will establish rules about availability and terms of repayment.

         You will be required to sign a note, which will be legally enforceable according to its terms. In general, all loans must have the following features:

         1.  Loan must have adequate security;

         2.  Loan must have reasonable rate of interest;

         3. There must be reasonable and definite repayment schedule (All loans must be repaid before your normal retirement date);

         4. Generally loans may not exceed the lesser of: (a) one-half of the participant's vested account balance or (b) $50,000 reduced by the participant's greatest outstanding plan loan balance (including accrued interest and costs) during the 12 months preceding the date of the loan;

         5. Plan loans must be repaid within 5 years. However, the term of a loan incurred for the purchase of a primary residence may exceed 5 years. Payments must be made at least quarterly on a level basis that will fully amortize the loan over its term;

         6. Plan loans must be secured by the participant's benefits under the Plan;

         7. A participant's spouse must consent in writing to the loan as provided under the Plan; and

         8. The Administrator may establish other loan rules which may be more restrictive than those above. Refer to the Plan document for greater detail on Plan loans.

         In the event you do not satisfy the requirements for a loan, you may request a hardship distribution of the amount of your Elective Contributions. Generally, you may receive a distribution to (1) avoid eviction from your apartment or foreclosure on your principal residence, (2) pay medical expenses,
(3) obtain a downpayment on a commercial loan to acquire a principal residence, or (4) pay 12 months college tuition for yourself or a dependent. However, such a distribution is immediately subject to income taxation, and may not be in your best interests.

Termination of the Plan
-----------------------

         No amendment to this Plan can retroactively reduce benefits already accrued by you, except when required to comply with an act of Congress or an Internal Revenue Service rule. Although we intend our Plan to be permanent, we do reserve the right to terminate it at any time. Upon termination of the Plan, you will become 100% vested in your current account balance.

         The Company will make distributions as soon as administratively feasible, which will be in a lump sum.

Filing for Benefits
-------------------

         Claims for benefits should be submitted in writing to our Plan Administrator. The Plan Administrator will either grant the claim, deny it, or extend the time for claim processing. Any extension will not be longer than 180 days from the date the claim was submitted.

         If your claim is denied, you or your beneficiary will be notified by our Plan Administrator within 30 days after you file. Notification will be written and will give reasons for denial.

         You may appeal to the Plan Administrator within 60 days after receiving the notice. Your appeal must be written to our Plan Administrator, requesting that the denial be reviewed. You will hear from the Plan Administrator within 60 days of the date that you filed your appeal (unless the time to review the appeal has been extended an additional 60 days).

Your Legal Rights
-----------------

         If you believe that your rights under the Plan have been violated, you have the right to bring legal action against the Plan in a court of law. Our Plan Administrator is the agent named to receive service of legal process. Our Plan Trustee(s) may also receive service of legal process.

         As a participant in this Plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all plan participants shall be entitled to:

         1. Examine, without charge, at the Plan Administrator's office and at other locations, all plan documents, including insurance contracts, collective bargaining agreements and copies of all documents filed by the plan with the U.S. Department of Labor, such as annual reports and plan descriptions.

         2. Obtain copies of all plan documents and other plan information upon written request to the Plan Administrator. The Administrator may make a reasonable charge for the copies.

         3. Receive a summary of the Plan's annual financial report. The Plan Administrator is required by law to furnish each participant with a copy of this summary financial report.

         4. Obtain, once a year, a statement telling you whether you have a right to receive a pension at normal retirement age and, if so, what your benefit would be at normal retirement age if you stopped working now. If you do not have the right to a pension, the statement will tell you how many more years you have to work to get a right to a pension. This statement must be requested in writing and it must be provided free of charge.

         In addition to creating rights for participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan.

         The people who operate your plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other plan participants and beneficiaries. No one, including your employer, or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit or exercising your rights under ERISA.

         If your claim for a pension benefit is denied in whole or in part, you must receive a written explanation of the reason for denial. You have the right to have the plan review and reconsider your claim.

         Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the plan and do not receive them within 30 days, you may file suit in federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $100 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that plan fiduciaries misuse the plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

         If you have any questions about your plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest Area Office of the U.S. Labor-Management Services Administrator, Department of Labor.

         Benefits provided under this plan are not insured by the Pension Benefit Guaranty Corporation.

Plan Administrator
------------------

         Participants may obtain additional information regarding the Plan from the Administrator. The function of the Administrator is as follows:

         (a) To adopt such rules of procedure and regulations as, in its opinion, may be necessary for the proper and efficient administration of the Plan and as are consistent with the provisions of the Plan;

         (b) To enforce the Plan in accordance with its terms and with such applicable rules and regulations as may be adopted by the Committee;

         (c) To determine all questions arising under the Plan, including the power to determine the rights or eligibility of employees or Participants and their Beneficiaries and their respective benefits, and to remedy ambiguities, inconsistencies or omissions.

The Company is the legal Administrator of the Plan. Our third-party administrator is:

Financial Consulting Group, LLC

8001 Centerview Parkway, #215
Cordova, TN  38018
(901) 309-2680

Plan Trustees
-------------

Jerry W. Braden, Donald D. George, John S. Lewis, Michael L. McPherson, Stephen A. Taylor, and B. Don Temples
c/o Unity Holdings, Inc.
950 Joe Frank Harris Parkway
Cartersville, GA 30121

Plan Committee Members
----------------------

Michael L. McPherson, W. Stewart Griggs, and Connie Mitchell-White c/o Unity Holdings, Inc.
950 Joe Frank Harris Parkway
Cartersville, GA 30121

Identification Numbers
----------------------

Employer Number:  The Company's Employer Identification Number is 58-2350609.
Plan Number:      001

Sponsor
-------

         This Plan is maintained by Unity Holdings, Inc.

         This booklet is intended only as a summary of our Plan's highlights and is not the complete Plan document. In the event of any inconsistencies between this booklet and the actual Plan provisions, the actual Plan governs. If you wish to read the actual Plan, a copy is available for inspection upon request at our main office during regular working hours. Our Plan Administrator will be happy to show it to you and answer any questions you have.

--------------------------------------------------------------------------------
                              UNITY HOLDINGS, INC.
                          EMPLOYEE STOCK OWNERSHIP PLAN
                             WITH 401(k) PROVISIONS
--------------------------------------------------------------------------------


SECTION 1 - PURPOSE

1.1 PURPOSE AND EFFECTIVE DATE. Effective January 1, 2002 (the "Effective Date") Unity Holdings, Inc., a Georgia corporation (the "Company"), hereby amends and restates the Unity National Bank 401(k) Plan (the "Plan") as the Unity Holdings, Inc. Employee Stock Ownership Plan ("KSOP").

         The Plan was originally designed as a 401(k) profit sharing plan January 1, 1999, adopted pursuant to the Pension Financial Services, Inc. Standardized 401(k) Profit Sharing Plan, IRS Prototype Serial Number D7580280. Pursuant to Rev. Proc. 2000-20, it qualified for the GUST extended remedial amendment due to the adoption on February 28, 2002 of a certification of intent to adopt the Manulife Financial prototype plan. The purpose of this amendment and restatement is to maintain the Plan's tax exempt status by incorporating those changes to qualification requirements mandated by the Small Business Job Protection Act of 1996 ("SBJPA") and the Taxpayer relief act of 1997 ("TRA-97"). Another purpose is to permit participants to accumulate capital for their future economic security by acquiring stock ownership interests in the Company.

         The Plan is a stock bonus plan that is intended to be qualified under
         Section 401(a) of the Internal Revenue Code of 1986, as amended ("Code"). It includes this Plan and the related Trust Agreement. The Plan is intended to be an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code and Section 407(d)(6) of the Employee Retirement Income Security Act of 1974 ("ERISA"), and is designed to invest primarily in qualifying employer securities.

1.2 TRUST AGREEMENT AND PLAN ADMINISTRATION. All contributions made under the Plan will be held, managed and controlled by the trustee, or successor thereto, (the "Trustee") acting under a trust which forms a part of the Plan. The terms of the trust are set forth in a trust agreement known as the Unity Holdings, Inc. Employee Stock Ownership Trust (the "Trust"). The authority to control and manage the operation and administration of the Plan is vested in a Committee (the "Committee") appointed by the Board of Directors of the Company. The members of the Committee shall be "named fiduciaries" as described in
         Section 402 of the ERISA, with respect to their authority under the Plan. The Committee shall be the administrator of the Plan and shall have rights, duties and obligations of an "administrator" as that term is defined in section 3(16)(A) of ERISA and section 414(g) of the Code.

1.3 NO REVERSION TO EMPLOYERS. No part of the corpus or income of the Trust Fund shall revert to any Employer or be used for, or diverted to, purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plan, except as specifically provided in Article VI of the Trust Agreement.


SECTION 2 - DEFINITIONS

2.1 ACCOUNTS means the KSOP Stock Account and KSOP Cash Account, representing a Participant's total economic interest in the Plan, which are also referred to collectively as "Accounts" and individually as an "Account".

2.2 ACCOUNTING DATE means (i) the last day of each Plan Year, (ii) a date determined in the discretion of the Trustee in a uniform and nondiscriminatory manner, and (iii) the date of termination or partial termination of the Plan under Section 16.4.

2.3 ACQUISITION LOAN has the same meaning as an "exempt loan" as described in 26 CFR Section 54.4975-7(b), which is a loan incurred by the Trustee to finance the acquisition of Company Stock or to refinance a prior Acquisition Loan.

2.4 ADJUSTED COMPENSATION means the total compensation paid or accrued to the Participant during the Plan Year for services rendered to the Employers as an employee, including but not limited to wages, salaries, bonuses, overtime pay, commissions and salary reductions under a section 401(k) or section 125 plan, but excluding any amounts contributed by an Employer to a Related Defined Contribution Plan and any non-taxable fringe benefits provided by an Employer. Adjusted Compensation shall exclude amounts in excess of $160,000. This limitation shall be adjusted to the amounts prescribed by the Secretary of the Treasury in accordance with Sections 401(a)(17) and 415(d) of the Code.

2.5 ANNUAL ADDITIONS has the same meaning as described in Code Section 415(c)(2), which is the sum of the Employer Contributions and Forfeitures allocable to a Participant's Accounts for a Plan Year. Annual Additions shall also include additions to an individual medical account under Code Section 415(l) and to a post retirement medical account under Code Section 419A(d)(2).

2.6 BENEFICIARY means the person or persons designated by a Participant to receive benefits pursuant to Section 10(c) upon his death.

2.7 CODE means the provisions and regulations of the Internal Revenue Code of 1986, as amended, and all successor laws thereto. Where the Plan refers to a particular section of the Code, such reference shall also apply to any successor to that section.

2.8 COMMITTEE means the individuals appointed by the Board of Directors of the Company to administer the Plan.

2.9 COMPANY STOCK has the same meaning as "employer securities" as described in Code Section 409(l), which is common stock issued by the Company or any Related Company having a combination of voting power and dividend rates equal to or in excess of:

         (a) that class of common stock of the Company or a Related Company having the greatest voting power, and

         (b) that class of common stock of the Company or a Related Company having the greatest dividend rights.

         Non-callable preferred stock shall be treated as Company Stock if such stock is convertible at any time into stock which meets the requirements of (a) and (b) next above and if such conversion is at a conversion price which (as of the date of the acquisition by the Plan) is reasonable.

2.10 DIRECT ROLLOVER means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

2.11 DISTRIBUTEE means an Employee, former Employee, surviving spouse of an Employee or former Employee, or spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order.

2.12 ELECTIVE CONTRIBUTION means an Employer Contribution made to the Plan at the election of a Participant, in lieu of cash compensation, including contributions made pursuant to a salary reduction agreement or some other deferral mechanism.

2.13 ELECTIVE CONTRIBUTION ACCOUNT means the Account to which is credited a Participant's Elective Contributions pursuant to Section 8.2.

2.14 ELIGIBLE RETIREMENT PLAN means a qualified trust described in Section 401(a) of the Code that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

2.15 ELIGIBLE ROLLOVER DISTRIBUTION means any distribution of all or a portion of the balance to the credit of the Distributee, except that an Eligible Rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint life (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for as specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; the portion of any distribution that is not includable in gross income determined without regard to the exclusion for net unrealized appreciation with respect to employer securities; and, effective for any distributions after December 31, 1998, any hardship distribution described in section 401(k)(2)(B)(i)(IV) of the Code.

2.16 EMPLOYER CONTRIBUTION means an Elective Contribution, Matching Contribution, Nonelective Contribution, and Qualified Nonelective Contribution.

2.17 EMPLOYERS AND RELATED COMPANIES means the Company and each Related Company which, with the Company's consent, adopts the Plan, which are also referred to collectively as the "Employers" and individually as the "Employer".

2.18 ERISA means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

2.19 FINANCED SHARES means shares of Company Stock acquired by the Trustee with the proceeds of an Acquisition Loan.

2.20 415 COMPENSATION means the same meaning as "compensation" described in 26 CFR Section 1.415-2(d) for any Plan Year, which includes all amounts received or accrued as compensation for personal services rendered to an Employer or Related Company as an employee, including, but not limited to, wages, salaries, bonuses, commissions, fees, elective Contributions made under this Plan or any other 401(k) arrangement, and salary reduction contributions made to a cafeteria plan, but excluding other amounts contributed by an Employer or Related Company to a deferred compensation plan, amounts realized from the exercise of non-qualified stock options or lapse of restrictions on restricted property, or amounts realized from the sale, exchange or other dispositions of stock acquired under a qualified stock option; provided that Compensation accrued during a Plan Year shall be counted for that Plan Year only, and shall not be included as Compensation for the subsequent Plan Year in which the amount is paid.

2.21 FAIR MARKET VALUE means the price at which property will exchange hands between a buyer and seller, neither acting under any compulsion to buy or sell and both having knowledge of all material facts. Shares of Company Stock shall be valued as of each Accounting Date by an appraiser meeting the requirements of the regulations promulgated under
         Section 170(a)(1) of the Code.

2.22 FORFEITURE means the portion of a Participant's Accounts that is not distributable to him on his Termination Date by reason of the provisions of Section 11.1(d) and that is allocable to other Participants pursuant to Section 8.1.

2.23 FORFEITURE ACCOUNT means the account established pursuant to Section 11.1(c) to hold the portion of a Participant's Accounts that is not distributable to him but which is not yet allocable to other Participants.

2.24 HIGHLY COMPENSATED EMPLOYEE means, effective for Plan Years beginning after december 31, 1996, the same meaning as described in Code Section 414(q),which is any employee who:

         (a) during the year or the preceding year; was a 5% owner (as defined in section 416(i) of the Code) of any Employer; or

         (b) during the preceding year, received compensation from the Employers in excess of $80,000.

         The definition of a Highly Compensated Employee shall be determined pursuant to section 414(q) of the Code, any regulations issued thereunder, and any cost of living adjustments (as issued by the Secretary of Treasury or his delegate) applicable to the dollar figures specified above.

2.25 HOUR OF SERVICE means, with respect to any employee or Participant, each hour for which he is paid or entitled to payment for the performance of duties for the Company or a Related Company or for which back pay, irrespective of mitigation of damages, has been awarded to the employee or Participant or agreed to by the Company or a Related Company. Every full-time employee shall be credited with 8 Hours of Service per day for each day for which he is paid by the Employer. An employee or Participant shall be credited with 8 Hours of Service per day (to a maximum of 40 Hours of Service per week) for any period during which he performs no duties for the Company or Related Company (irrespective of whether the employment relationship has terminated) by reason of:

         (a)      vacation;
         (b)      holiday;
         (c)      illness;
         (d)      incapacity;
         (e)      layoff;
         (f)      jury duty
         (g)      military duty; or
         (h) leave of absence for which he is directly or indirectly paid or entitled to payment by the Company or a Related Company;

         provided, however, an employee or Participant shall not be credited with more than 501 Hours of Service under this subsection for any single continuous period during which he performs no duties for the Company or a Related Company. Payments considered for purposes of the foregoing shall include payments unrelated to the length or the period during which no duties are performed but shall not include payments made solely as reimbursement for medical related expenses or solely for the purpose of complying with applicable workmen's compensation, unemployment compensation or disability insurance laws. The provisions of 29 CFR Section 2530.200b-2(b) and (c) are incorporated herein by reference.

2.26 KSOP CASH ACCOUNTS means the accounts established in the name of Participants that reflect Employer Contributions made in cash, any cash dividends on Company Stock, any cash Forfeitures and any income, gains, losses, appreciation or depreciation attributable thereto.

2.27 KSOP STOCK ACCOUNTS means the accounts established in the name of Participants that reflect Employer Contributions made in Company Stock, the allocable share of released Financed Shares, the allocable share of Company Stock forfeitures and any Company Stock attributable to earnings on such stock.

2.28 LEASED EMPLOYEE means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person has performed services for the recipient (or for the recipient and related persons determined in accordance with Code
         Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient.

2.29 LOAN SUSPENSE ACCOUNT means the bookkeeping account maintained to record the Plan's interest in Financed Shares which have not been released from encumbrance pursuant to 26 CFR Section 54.4975-7(b)(8).

2.30 MATCHING CONTRIBUTION means a contribution to the Plan by the Employer which matches in whole or in part an Elective Contribution on behalf of a Participant.

2.31 MATCHING CONTRIBUTION ACCOUNT means the account to which the Company's Matching Contributions on behalf of a Participant are credited pursuant to Section 8.2.

2.32 NET INCOME (OR LOSS) means the increase (or decrease) in the Fair Market Value of Trust assets (other than Company Stock), interest income, dividends and other income and gains (or loss) attributable to Plan assets (other than any dividends on shares of Company Stock allocated to Participants' Company Stock Accounts) since the preceding Accounting Date, reduced by any expenses charged to the Plan for that Plan Year.

2.33 NONELECTIVE CONTRIBUTION means an Employer Contribution which is neither an Elective Contribution, a Matching Contribution, or a Qualified Nonelective Contribution.

2.34 NONELECTIVE CONTRIBUTION ACCOUNT means the account to which the Company's Nonelective Contributions allocated to a Participant are credited pursuant to Section 8.1.

2.35     NORMAL RETIREMENT AGE means the date on which a Participant attains age
         65.

2.36 ONE YEAR BREAK IN SERVICE means a Plan Year during which an employee terminates employment with the Employer, and each subsequent Plan Year, provided he has completed less than 501 Hours of Service during such Plan Year.

         An employee or Participant shall be credited with up to 501 Hours of Service on account of an absence described in paragraphs (a) through
         (d) of this Section in the Plan Year in which his absence begins (if such crediting is necessary to prevent him from incurring a Break in Service in such Plan Year) or, in all other cases, in the following Plan Year. The periods of absence described in the next preceding sentence are those on account of:

         (a)   the pregnancy of the employee or Participant;

         (b)   the birth of a child of the employee or Participant;

         (c) the placement of a child with the employee or Participant in connection with the adoption of such child by such employee or Participant; and

         (d) caring for such child for a period beginning immediately following such birth or placement.

2.37 PARTICIPANT means any eligible employee who becomes entitled to participate in the Plan.

2.38 PLAN YEAR means the 12 consecutive month period commencing on each January 1 and ending on the next following December 31.

2.39     QUALIFIED DOMESTIC RELATIONS ORDER has the meaning described in Code
         Section 414(p), which is any judgment, decree, or order (including approval of a property settlement agreement) which:

         (a) relates to the provision of child support, alimony payments, or marital property rights to a spouse, child or other dependent of a Participant,

         (b) is made pursuant to a State domestic relations law (including a community property law),

         (c) creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to the Participant,

         (d) clearly specifies the name and last known mailing address, if any, of the Participant and the name and mailing address of each Alternate Payee covered by the order, the amount and percentage of the Participant's benefits to be paid by the Plan to each Alternate Payee, or the manner in which such amount or percentage is to be determined, the number of payments or period to which such order applies and each plan to which such order applies, and does not require the Plan to provide (i) any form or type of benefit, or any option, not otherwise provided under the Plan, (ii) increased benefits, or (iii) benefits to an Alternate Payee which are required to be paid to another payee under another order previously determined by the Committee to be a Qualified Domestic Relations Order.

2.40 QUALIFIED ELECTION PERIOD has the meaning described in Code Section 401(a)(28)(b)(iv), which is the six-Plan year period beginning with the later of (a) the first Plan Year in which the Employee first became a Qualified Participant, or (b) the first Plan Year beginning after December 31, 1986.

2.41 QUALIFIED NON-ELECTIVE CONTRIBUTION means an Employer Contribution which is neither a Matching Contribution nor an Elective Contribution, is one hundred percent (100%) vested and nonforfeitable when made, which a participant may not elect to have paid in cash instead of being contributed to the plan and which may not be distributed from the plan (except in the case of a hardship distribution) prior to the termination of employment or death of the participant, attainment of age 59 1/2 by the participant or termination of the plan without establishment of a successor plan.

2.42 QUALIFIED PARTICIPANT has the meaning described in Code Section 401(a)(28)(B)(iii), which is an Employee who has completed at least 10 years of participation since the effective date of the Plan's restatement as an employee stock ownership plan and has attained age 55.

2.43 RELATED COMPANY means any corporation, trade or business during any period in which it is, along with the Company, a member of a controlled group of corporations, a group of trades or businesses under common control, or an affiliated service group, as described in Sections 414(b),(c), and (m), respectively, of the Code, and the regulations issued thereunder, and any other entity required to be aggregated with the Company pursuant to regulations issued under section 414(o) of the Code.

2.44 RELATED DEFINED CONTRIBUTION PLAN means any defined contribution plan (as defined in Code Section 414(i)) which is maintained by an Employer or a Related Company.

2.45 REQUIRED BEGINNING DATE has the meaning described in Code Section 401(a)(9), which is April 1 of the calendar year following the calendar year in which the Participant either attains age 70 1/2 or retires from the employment of the employer, whichever is later. In the case of an employee who is a 5-percent owner, (as defined in Code section 416), the Required Beginning Date is April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2, even if such 5-percent owner has not retired.

2.46 SUSPENSE ACCOUNT means an account to which excess Annual Additions have been allocated pursuant to 26 CFR Section 1.415-6(b)(6).

2.47 TERMINATION DATE means the date of a Participant's separation from service of an Employer or Related Company.

2.48 TOTAL AND PERMANENT DISABILITY means termination of employment due to a physical or mental condition that results in a total and permanent disability that would entitle the Participant to receive social security disability benefits.

2.49 TRUST AGREEMENT means the written agreement between the Company and the Trustee, which agreement is a part of this Plan.

2.50 TRUSTEE means, collectively, the trustees of the trust established by the Trust Agreement attached hereto and forming a part hereof, or any successor thereto.

2.51 TRUST FUND means the aggregate of all properties held pursuant to the Trust Agreement.

2.52 YEAR OF SERVICE has the meaning described in Code Section 411(a)(5), which is, with respect to any employee or Participant, any calendar year during which he completes at least 1,000 Hours of Service.

SECTION 3 - PLAN PARTICIPATION

3.1 ELIGIBILITY FOR PARTICIPATION. Subject to the conditions and limitations of the Plan, each Employee of an Employer shall become a Participant in the Plan as of the January 1, April 1, July 1, or October 1 coincident with or next following the date he satisfies the following requirements:

     (a) completion of 90 days of Service during an eligibility computation period; and

     (b)  attainment of 18 years of age.

     For this purpose, an eligibility computation period shall first be the period of twelve (12) consecutive months beginning on the Employee's initial date of service and thereafter shall be either of two twelve (12) month periods, one period commencing on the January 1/st/ and the other commencing on the July 1/st/ of each Plan Year beginning after his initial date of service.

     A Leased Employee shall be considered eligible for participation upon satisfaction of these requirements, unless (i) such Leased Employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Code Section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from gross income under Code Sections 125, 402(e)(3), 402(h)(1)(B), or 403(b), (2) immediate participation, and (3) full and immediate vesting; and (ii) Leased employees do not constitute more than 20 percent of the Employer's nonhighly compensated work force.

3.2  PARTICIPATION AFTER REEMPLOYMENT.

     (a) General Rule. An employee who has met the eligibility requirements set forth in paragraph 3.1 shall not be required to again meet those requirements as a condition of eligibility following a termination of employment, and such an employee shall become a Participant in the Plan on the date of his reemployment.

     (b) Exception. Notwithstanding the foregoing, if an employee or Participant does not have a nonforfeitable right under the Plan to any portion of the aggregate balance of his KSOP Accounts and the number of his consecutive One Year Breaks in Service equals or exceeds five
          (5), then, his number of Years of Service, if any, completed prior to such a period of Breaks in Service shall be disregarded and he shall be considered as a new employee.

3.3 PARTICIPATION NOT GUARANTEE OF EMPLOYMENT. Participation in the Plan does not constitute a guarantee or contract of employment and will not give any employee the right to be retained in the employ of the Employers or Related Companies nor any right or claim to benefit under the terms of the Plan unless such right or claim has specifically accrued under the terms of the Plan.

3.4 RESTRICTED PARTICIPATION. Subject to the terms and conditions of the Plan, during the period between the Participant's Termination Date and the distribution of his entire KSOP Account balances, the Participant or, in the event of the Participant's death, the Beneficiary will be considered and treated as a Participant for all purposes of the Plan, except as follows:

     (a) the Participant will not share in Employer Contributions and Forfeitures; and

     (b) the Beneficiary of a deceased Participant cannot designate a Beneficiary under Section 10(c).

SECTION 4 - PLAN CONTRIBUTIONS

4.1 ANNUAL EMPLOYER NONELECTIVE CONTRIBUTIONS. For each Plan Year, each Employer shall make Nonelective Contributions in the form of cash or shares of Company Stock, or both, in such amounts as may be determined by the Board of Directors in its discretion with respect to that Employer, which amounts shall be delivered to the Trustee. Nonelective Contributions shall be paid in cash in such amounts and at such times as may be needed to provide the Trustee with cash sufficient to pay any currently maturing obligations under an Acquisition Loan. In no event will an Employer's Contribution for any Plan Year exceed the lesser of:

     (a) the maximum amount deductible by that Employer as an expense for Federal income tax purposes; or

     (b) the maximum amount which, together with the amounts released from a Loan Suspense Account pursuant to Section 4.2 or a Suspense Account pursuant to Section 8.4 for that Plan Year, can be credited for that year in accordance with the contribution limitation provisions of
          Section 8.4.

     An Employer's Nonelective Contribution under this Section 4.1 for any Plan Year will be due on the last day of the Plan Year and, if not paid by the end of that year, shall be payable to the Trustee as soon thereafter as practicable, but not later than the time prescribed for filing the Employer's Federal income tax return for that Plan Year, including any extensions of time, without interest.

4.2 ACQUISITION LOANS. The Trustee may incur Acquisition Loans from time to time to finance the acquisition of Company Stock for the Trust or to repay a prior Acquisition Loan. An Acquisition Loan shall be for a specific term, shall bear a reasonable rate of interest, and shall not be payable on demand except in the event of default. An Acquisition Loan may be secured by a collateral pledge of the Financed Shares so acquired and any other Plan assets which are permissible security under the provisions of 26 CFR
     Section 54.4975-7(b). No other assets of the Plan or Trust may be pledged as collateral for an Acquisition Loan, and no lender shall have any recourse against any other Trust assets.

     The Financed Shares shall initially be credited to a Loan Suspense Account and allocated to Participants' KSOP Stock Accounts only as payments of principal and interest on the Acquisition Loan are made by the Trustee. Payments of principal and interest on any Acquisition Loan shall be made by the Trustee only from Employer Nonelective and Matching Contributions paid in cash to enable the Trustee to repay such loan, from Elective Contributions of Participants who so direct, from earnings attributable to such contributions, and any cash dividends received by the Trustee on Financed Shares acquired with the proceeds of the Acquisition Loan (including such contributions, earnings and dividends received during or prior to the year of repayment less such payments in prior years), whether or not allocated. The number of Financed Shares to be released from the Loan Suspense Account shall be determined in the following manner:

     (a) Priority Allocation. First, there shall be released a number of shares with an aggregate cost basis equal to the Elective Contributions, if any, of Participants who have so directed the application of such contributions to payments of principal on the Acquisition Loan.

     (b) Principal and Interest Method. Next, there shall be released a number of shares based upon the ratio that the payments of principal and interest on the Acquisition Loan for that Plan Year bears to the total remaining payments of principal and interest projected on the Acquisition Loan over the duration of the Acquisition Loan repayment period, subject to the provisions of Section 8.4. The number of future payments under the Acquisition Loan must be definitely ascertainable and must be determined without taking into account any possible extensions or renewal periods. If the interest rate under the Acquisition Loan is variable, the interest to be paid in future years must be computed by using the interest rate applicable as of the end of the Plan Year.

     (c) Principal Only Method. Alternatively, in the same manner as described in (b) above, except that such number shall be based solely on the amount of principal paid for the Plan Year in relation to the sum of such amount plus the principal to be paid for all future years; and provided that:

          (1) the Acquisition Loan must provide for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for 10 years;

          (2) interest in any payment is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables; and

          (3) the alternative described in this subsection (b) is not applicable from the time t77hat, by reason of a renewal, extension or financing, the sum of the expired duration of the Acquisition Loan, the renewal period, the extension period, and the duration of a new Acquisition Loan exceeds 10 years.

SECTION 5 - ELECTIVE CONTRIBUTIONS

5.1 IN GENERAL. A Participant may authorize his Employer to contribute to the Trust on his behalf Elective Contributions. Such Elective Contributions shall be stated as either a dollar amount or a whole percentage, and shall not be more than 15% of the Participant's Adjusted Compensation. The total amount of Elective Contributions for any one Participant for any Plan Year shall not exceed $11,000, multiplied by any cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code. Any Elective Contribution in excess of the aforementioned limitation, plus any income allocable thereto, shall be returned to the Participant no later than the first April 15/th/ following the close of the tax year in which such contributions were made. The Elective Contribution shall be paid by the Employer to the Trustee no later than the 15/th/ business day of the month following the month in which the Contributions are received by the Employer.

     Each Participant electing to have his Employer contribute Elective Contributions on his behalf during the plan year shall file a written notice with the Plan Administrator at least thirty (30) days prior to the January 1/st/ or July 1/st/ that he intends such election to take effect. This requirement shall be waived on adoption of the plan and each Participant shall be given a reasonable time to elect Elective Contributions. Such written notice shall contain an election of the percentage of his Adjusted Compensation or the dollar amount to be contributed and authorization for his Employer to reduce his compensation by such amount. Elective Contributions may be suspended or reduced at any time by giving prior written notice. After suspension or reduction, the Participant shall not be eligible for further Elective Contributions until the beginning of the next Plan Year. A Participant may change the percentage of his Elective Contributions only as of the January 1/st/ or July 1/st/ of any Plan year, but upon not less than thirty (30) days prior written notice. A Participant shall be fully vested at all times in the portion of his Account from Elective Contributions.

5.2 ADP LIMIT. For any Plan Year, the Committee shall have the right to limit or reduce the Elective Contributions of Participants who are Highly Compensated Employees in order to insure that the actual deferral percentage limitation under Code Section 401(k)(3) (hereinafter "ADP Limit") is not exceeded. Furthermore, in accordance with 26 CFR Section 1.401(k)-1(f), the Employer may make additional Qualified Nonelective Contributions and/or Matching Contributions or may distribute or recharacterize such contributions made during the Plan year in order to provide that the ADP Limit is not exceeded. The ADP Limit is equal to the greater of Limit 1 or Limit 2:

     Limit 1: The average Actual Deferral Percentage for the Plan year of Participants who are Highly Compensated Employees may not exceed one hundred twenty-five percent (125%) of the Actual Deferral Percentage for the previous Plan Year of all other Participants; or

     Limit 2: The Actual Deferral Percentage for the Plan year of Participants who are Highly Compensated may not exceed the lesser of:

                    (a) The Actual Deferral Percentage for the previous Plan Year of all other Participants, plus two percent (2%), or

                    (b) The actual Deferral Percentage for the previous Plan Year of all other Participants, multiplied by two hundred percent (200%).

     The Actual Deferral Percentage ("ADP") with respect to any specific group of Participants for a Plan Year shall mean the average of the ratios (calculated separately for each Participant in such group) of (A) the amount of Elective Contributions paid into the Trust Fund on behalf of each Participant for such Plan Year to (B) the Participant's Adjusted Compensation for such Plan Year(such ratio hereinafter referred to as "ADR"). In the case of a Participant who is a Highly Compensated Employee who is eligible to have Elective Contributions paid in to a Trust Fund to his account under two or more plans maintained by the Employer, the ADP shall be determined as if all such Elective Contributions were made under a single arrangement.

     For purposes of determining the ADP, the Plan will take into account the ADR of all eligible employees. An eligible employee is any employee who is directly eligible to make a cash or deferred election under the plan for all or a portion of a Plan Year, and includes: an employee who would be a Plan participant but for the failure to make required contributions; an employee whose eligibility to make Elective Contributions has been suspended because of an election (other than certain one-time elections) not to participate, a take a hardship distribution, or to obtain a participant loan; and an employee who cannot defer because of the Section 415 limits on Annual Additions. In the case of an eligible employee who makes no Elective Contributions, the ADR that is to be included in determining the ADP is zero.

     For purposes of determining whether a plan satisfies the ADP Limit, all Elective Contributions that are made under two or more plans that are aggregated for purposes of Sections 401(a)(4) or 410(b) (other than Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan. If two or more plans are permissively aggregated for purposes of Section 401(k), the aggregated plans must also satisfy Sections 401(a)(4) and 410(b) as though they were a single plan. Plans will be aggregated only if they have the same plan year and use the same testing method.

     Qualified Nonelective Contributions and Matching Contributions may be treated as Elective Contributions for purposes of the ADP Limit only if such contributions are nonforfeitable when made and subject to the same distribution restrictions that apply to Elective Contributions. Qualified Nonelective Contributions which may be treated as Elective Contributions must satisfy these requirements without regard to whether they are actually taken into account as Elective Contributions. Qualified Nonelective Contributions and/or Matching Contributions may be treated as Elective Contributions only if (i) the conditions described in 26 CFR Section 1.401(k)-1(b)(5) are satisfied, and (ii) they are allocated and paid within twelve (12) months of the end of the Plan Year to which they relate.

5.3 REMEDIES FOR CONTRIBUTIONS IN EXCESS OF ADP LIMIT. In the event the ADP Limit is exceeded, the amount of excess contributions for a Highly Compensated Participant shall be distributed pursuant to 26 CFR Section 1.401(k)-1(f)(4), and will be determined in the following manner. First, the ADR of the Highly Compensated Employee with the highest ADR will be reduced to the extent necessary to satisfy the ADP Limit or to cause such Participant's ADR to equal the ADR of the Highly Compensated Employee with the next highest ADR. Second, this process is repeated until the ADP Limit is satisfied. For each such Highly Compensated Employee whose ADR is reduced, the amount of such Participant's excess contributions is equal to the Participant's total Qualified Nonelective and Elective Contributions (determined prior to the application of this paragraph) minus the amount determined by multiplying the Participant's ADR (determined after application of this paragraph) by such Participant's Compensation.

     The amount of a Participant's excess contributions that is actually distributed must be determined on the basis of the leveling method required by Code Section 401(k)(8)(C), as amended by the Small Business Job Protection Act of 1996. This leveling method requires that the distribution of excess contributions must be made on the basis of the dollar amount of the contribution made by each Highly Compensated employee, rather than such Participant's ADR.

     The amount of a Participant's excess contributions distributed pursuant to 26 CFR Section 1.401(k)-1(f) shall be reduced by any excess deferrals previously distributed during such Plan Year. The distribution of any excess contribution is to be made prior to the two and one-half month period following the end of the plan Year in which such excess contributions were made.

     The distribution of excess contributions will include the income allocable thereto from the date such excess contributions were made until the date of the distribution. The income for the Plan Year allocable to Elective contributions will be multiplied by a fraction. The numerator of the fraction is the excess contributions for the Participant for the Plan Year. The denominator is the sum of (1) the total account balance of the Participant attributable to Elective contributions and amounts treated as Elective contributions as of the beginning of the Plan Year, plus (2) the Participant's Elective contributions and amounts treated as Elective contributions for the Plan Year.

5.4 INVESTMENT DIRECTION OF ELECTIVE CONTRIBUTIONS. The Company may permit the Trustee to elect to delegate its power of directing the investment of Elective Contributions to the Participants, subject to the following conditions:

     (a) All Participants are offered the right to exercise independent control over the assets in their Elective Contribution Accounts; and

     (b) Each Participant informs the Trustee in writing that the individual does or does not desire to exercise independent control over the assets in his or her Elective Contribution Account; and

     (c) A broad range of investments are offered to the Participants from which they can select and direct the Trustee to invest in for their Elective Contribution Accounts, including Company Stock; and

     (d) With respect to any Elective Contributions directed to the payment of principal on an Acquisition Loan, the Participant specifically acknowledges in his written investment direction election the priority allocation provided in Section 4.2(a).

     Any Participant who has elected not to direct the investment of his Elective Contribution Account shall not again be offered the opportunity unless and until the Trustee deems it prudent to do so. Each new Participant shall be offered the right to direct the investment of his Elective Contribution account upon becoming a Participant, provided the Trustee has offered and delegated this power to any other Participant in accordance with this Section 5.4.

SECTION 6 - MATCHING CONTRIBUTIONS

6.1 IN GENERAL. The Employer shall contribute to the Trust for each Plan Year Matching Contributions in such amount as may be determined in the discretion of the Board of Directors. In no event shall a Matching Contribution exceed one hundred percent (100%) of a Participant's Elective Contributions or fifteen percent (15%) of a Participant's Adjusted Compensation.

6.2 ACP LIMIT. For any Plan Year, the Committee shall have the right to limit or reduce the Matching Contributions allocable to the Participants who are Highly Compensated Employees in order to insure that the Actual Contribution Percentage Limit under Code Section 401(m) (hereinafter "ACP Limit") is not exceeded. The ACP Limit is equal to the greater of the Limit 1 or Limit 2:

     Limit 1: The Actual Contribution Percentage for the Plan Year of the Highly Compensated Employees may not exceed one hundred twenty-five percent (125%) of the Actual Contribution Percentage for the previous Plan Year of all other Participants; or

     Limit 2: The Actual Contribution Percentage for the Plan Year of the Highly Compensated Participants may not exceed the lesser of:

                    (a) The Actual Contribution Percentage for the previous Plan Year of all other Participants, plus two percent (2%), or

                    (b) The Actual Contribution Percentage for the previous Plan Year of all other Participants, multiplied by two hundred percent (200%).

         Actual Contribution Percentage ("ACP") with respect to any specific group of Participants for a Plan Year shall mean the average of the ratios (calculated separately for each Participant in such group) of
         (A) the amount of Matching Contributions paid into the Trust Fund on behalf of each Participant for such Plan Year to (B) the Participant's Adjusted Compensation for such Plan Year (such ratio hereinafter referred to as "ACR"). A Participant's Matching Contributions are to be taken into account if they are paid to the Trust during the Plan Year or are paid to an agent of the Plan and are transmitted to the Trust within a reasonable period after the end of the Plan Year. In the case of a Participant who has no Matching Contributions, the ACP is considered to be zero. In the case of a Highly Compensated Employee who is eligible to have Matching Contributions paid in to a trust fund to his account under two or more plans maintained by the Employer, the ACP shall be determined as if all such Matching Contributions were made under a single arrangement.

         For purposes of determining whether a plan satisfies the ACP Limit, all Matching Contributions that are made under two or more plans that are aggregated for purposes of Sections 401(a)(4) or 410(b) (other than Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan. If two or more plans are permissively aggregated for purposes of
         Section 401(k), the aggregated plans must also satisfy Sections 401(a)(4) and 410(b) as though they were a single plan. Plans will be aggregated only if they have the same plan year and use the same testing method.

6.3 REMEDIES FOR CONTRIBUTIONS IN EXCESS OF ACP LIMIT. In the event the ACP Limit is exceeded, the amount of excess aggregate contributions for a Highly Compensated Employee shall be distributed pursuant to 26 CFR
         Section 1.401(m)-1(e) and will be determined in the following manner. First, the ACR of the Highly Compensated Employee with the highest ACR will be reduced to the extent necessary to satisfy the ACP Limit or to cause such Participant's ACR to equal the ACR of the Highly Compensated Participant with the next highest ACR. Second, this process is repeated until the ACP Limit is satisfied. For each such Highly Compensated Employee whose ACR is reduced, the amount of such Participant's excess aggregate contributions is equal to the Participant's total Matching Contributions (determined prior to the application of this paragraph) minus the amount determined by multiplying the Participant's ACR (determined after application of this paragraph) by such Participant's Adjusted Compensation.

         The amount of a Participant's excess aggregate contributions that is actually distributed must be determined on the basis of the leveling method required by

         Code Section 401(m)(6)(C), as amended by the Small Business Job Protection Act of 1996. This leveling method requires that the distribution of excess aggregate contributions must be made on the basis of the dollar amount of the contribution allocable to each Highly Compensated employee, rather than such Participant's ACR.

         The distribution of excess aggregate contributions will include the income allocable thereto for the Plan Year from the date excess contributions were made until the date of the distribution. The income for the Plan Year allocable to Matching Contributions will be multiplied by a fraction. The numerator of the fraction is the excess aggregate contributions for the employee for the Plan Year. The denominator is the sum of (1) the total account balance of the employee attributable to Matching Contributions and amounts treated as Matching Contributions as of the beginning of the Plan Year, plus (2) the employee's Matching Contributions and amounts treated as Matching Contributions for the Plan Year.

         The amount of a Participant's excess aggregate contributions distributed shall be reduced by any excess aggregate contributions previously distributed during such Plan Year. The distribution of any excess aggregate contribution is to be made prior to the two and one-half month period following the end of the plan Year in which such excess aggregate contributions were made.

         For any Plan Year, the application of the ADP Limit and ACP Limit pursuant to Sections 5.2 and 6.2 of the Plan, respectively, shall be made in accordance with the multiple use limitations under 26 CFR
         Section 1.401(m)-2. If multiple use of the alternative limitation occurs, it must be corrected by reducing the ADP of all Highly Compensated Employees, regardless of whether they are eligible under both the arrangement subject to Section 401(k) and a plan subject to
         Section 401(m).

         To the extent Matching Contributions are used, pursuant to Section 5.2, to compute the ADP Limit, they will not be used to compute the ACP Limit. At the election of the Employer, Employer contributions (to the extent not utilized to compute the ADP Limit) may be used in the computation of the ACP Limit.


SECTION 7 - ROLLOVER CONTRIBUTIONS

(a) With the Employer's consent, a Rollover Contribution may be made by or for an Employee if any of the following conditions are met:

         (1) The Contribution is a rollover contribution which the Code permits to be transferred to a plan that meets the requirements of Section 401(a) of the Code; and

                  (2) The Contribution is made within 60 days after the Employee receives or would be entitled to receive the distribution; and

                  (3) The employee furnishes evidence satisfactory to the Committee that the proposed transfer is in fact a rollover contribution which meets conditions (1) and (2) above.

                  OR

                  (4) The contribution is made pursuant to Plan Section 11.9 diversification requirements.

                  The Rollover Contribution may be made by the Employee or may be made with his consent by the named fiduciary of another plan. The Contribution will be made according to procedures set up by the Committee.

         (b) If the Employee is not a Participant at the time the Rollover Contribution is made, he will be deemed to be a Participant only for the purposes of investment and distribution of the Rollover Contribution. No Employer Contribution will be made for him and he may not make Participant Contributions, until the time he meets all of the requirements to become a Participant.

         (c) Any Rollover contribution made by or for an Employee is credited to his Account when made and is at all times fully vested and nonforfeitable.

         (d) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under code
                  Section 401(a)(31), a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

         SECTION 8 - PLAN ACCOUNTING

         8.1 ALLOCATION AND CREDITING OF NONELECTIVE CONTRIBUTIONS AND FORFEITURES.

                  (a) In General. As of the Accounting Date, the following amounts shall be allocated to the accounts of Participants described in Section 8.1(b), in the manner described in Section 8.1(c):

                        (1) Nonelective Contributions for the Plan Year, less the portion thereof used to pay principal and interest on an Acquisition Loan;

                        (2) Forfeitures arising pursuant to Section 11.1(c) during the Plan Year; and

                  (3) Shares of Company Stock released from a Loan Suspense Account for the Plan Year.

         (b) Conditions on Allocation. The amounts described in Section 8.1(a) shall be allocated to the accounts of the following
                  Participants:

                  (1) Participants who complete 1000 Hours of Service during the Plan Year and who are employed by the Employer on the Accounting Date, and

                  (2) Participants who attain Normal Retirement Age, suffer a Total and Permanent Disability or die while in the employ of the Employer during the Plan Year.

         (c) Allocation formula. The amounts described in Section 8.1(a) shall be allocated to the Accounts of Participants described in Section 8.1(b) in the ratio that each such Participant's Adjusted Compensation for the Plan Year bears to the total of all such Participants' Adjusted Compensation for the Plan Year.

8.2      ALLOCATION OF ELECTIVE AND MATCHING CONTRIBUTIONS

         (a) Elective Contributions. The Elective Contributions by the Employer on behalf of an electing Participant shall be allocated to the Elective Contribution Account of such electing Participant as soon as administratively feasible.

         (b) Matching Contributions. The Matching Contributions by the Employer on behalf of a Participant making Elective Contributions shall be allocated to the Matching Contribution Accounts of Participants described in Section 8.1(b) in an amount equal to that contributed for each such Participant under Section 6.1.

         (c) Conditions on Allocation of Matching Contribution. The amounts described in Section 8.2(b) shall be allocated to the accounts of the following Participants:

                  (1) Participants who are credited with at least 1,000 Hours of Service during the Plan Year and who are employed by the Employer on the Accounting Date, and

                  (2) Participants who attain Normal Retirement Age, suffer a Total and Permanent Disability or die while in the employ of the Employer during the Plan Year.

8.3  KSOP STOCK ACCOUNTS, KSOP CASH ACCOUNTS, AND RESTRICTIONS ON ALLOCATIONS.

     (a) KSOP Stock Accounts and KSOP Cash Accounts. Employer Contributions made in the form of shares of Company Stock, the number of shares of Company stock purchased with cash Employer Contributions, Forfeitures from other Participants' KSOP Stock Accounts, and shares of Company Stock released from a Loan Suspense Account shall be allocated to Participants' KSOP Stock Accounts. All other Employer contributions and Forfeitures shall be allocated to Participants' KSOP Cash Accounts.

     (b) Restrictions on allocation. Notwithstanding any provision in this Plan to the contrary, if shares of Company Stock are sold to the Plan by a shareholder in a transaction for which special tax treatment is elected by such shareholder (or his representative) pursuant to section 1042 of the Code, no assets attributable to such Company Stock may be allocated to the KSOP Accounts of:

          (1) any person who owns (after application of section 318(a) of the Code) more than 25 percent in value of the outstanding securities of the Employers; and

          (2) the shareholder, and any person who is related to such shareholder (within the meaning of section 267(b) of the Code, but excluding lineal descendants of such shareholder as long as no more than 5% of the aggregate amount of all Company Stock sold by such shareholder in a transaction to which section 1042 of the Code applies is allocated to lineal descendants of such shareholder) during the Nonallocation Period (as defined below).

          Further, no allocation of Employer Contributions may be made to the Accounts of such persons unless additional allocations are made to other Participants, in accordance with the provisions of sections 401(a) and 410 of the Code. The phrase "Nonallocation Period" means the period beginning on the date of sale and ending on the later of ten years after the date of sale or the date of the allocation attributable to the final payment on the Acquisition Loan incurred with respect to the sale.

     (c) Subchapter S restrictions on allocation. Notwithstanding any provision in this Plan to the contrary, effective for Plan Years ending after March 14, 2001, if the Company makes an election to be an S corporation under Code Section 1362(a), no Company Stock may be allocated to the KSOP Accounts of any person ("Disqualified Person") who (i) is allocated 10 percent of the stock held by the Plan, or (ii) is allocated (after application of section 318(a) of the Code) 20 percent of the stock held by the Plan, and (ii) owns (after application of section 318(a) of the Code) more than 50 percent of the outstanding securities of the Company.

          In order to facilitate an S corporation election by the Company and comply with this restriction, the Committee is authorized to direct the Trustee prior to the effective date to take the appropriate action under sections III-2(g) and IV-4(b) of the Trust Agreement to reduce the allocation of Company Stock to the KSOP Accounts of Disqualified Persons.

8.4  LIMITATION ON ALLOCATIONS TO PARTICIPANTS.

     (a) In General. Notwithstanding any other provision of the Plan, the Annual Additions credited to a Participant's Accounts under this Plan and any Related Defined Contribution Plan for any Plan Year shall not exceed an amount equal to the lesser of:

          (1) $30,000, multiplied by any cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code (or, if greater, for Plan Years beginning on or before December 31, 1994, one-fourth of the defined benefit dollar limitation under Section 415(b) of the Code), or

          (2) 25 percent of the 415 Compensation paid to the Participant in that Plan Year.

          In the event a Participant herein is also a Participant at any time in a Related Defined Contribution Plan, the sum of Annual Additions under all such plans credited to a Participant's accounts in any Plan Year shall not exceed the limitations described in (1) or (2), above, but such limitations shall first be applied to reduce the Annual Additions under the Related Defined Contribution Plan before being applied to reduce the Annual Additions under this Plan. If, during any Plan Year, no more than one-third of the Employer Contributions which are deductible under section 404(a)(9) of the Code are allocated to the Accounts of Highly Compensated Employees during the Plan Year, then any Employer Contributions which are applied by the Trustee to pay interest on an Acquisition Loan, and any Financed Shares which are allocated as Forfeitures shall not be included in computing Annual Additions.

     (b) 415 Suspense Account. Prior to the allocation of the Employer Contributions for any Plan Year, the Committee shall determine whether the amount to be allocated would cause the limitation described in
          Section 8.4(a) herein to be exceeded by any Participant. In the event that the limitation is exceeded for any Participant due to the allocation of a Forfeiture, a reasonable error in the estimation of a Participant's Adjusted Compensation or 415 Compensation, or a reasonable error in determining Elective Contributions under Code
          Section 402(g), the excess shall be maintained in a Suspense Account and shall be allocated in the subsequent Plan Year as if such amounts were an additional contribution to the appropriate Account. No contributions which would be included in the next limitation year's Annual Addition for such Participant may be made before the total Suspense Account has been reallocated.

     (c) Return of Elective Contributions. In addition to the remedy described in Section 8.4(b) herein, the Committee may distribute to affected Participants their Elective Contributions and the income attributable thereto, to the extent necessary to reduce the excess Annual Additions to a level that complies with the limitation described in Section 8.4(a).

8.5 ADJUSTMENT OF KSOP STOCK ACCOUNTS. As of each Accounting Date, the Trustee shall:

     (a) First, charge to the KSOP Stock Account of each Participant all distributions and payments made to him, or on his account, since the last preceding Accounting Date that have not been charged previously;

     (b) Next, credit to each Participant's KSOP Stock Account the shares of Company Stock, if any, that have been purchased with amounts from his KSOP Cash Account since the last preceding Accounting Date,

     (c) Next, charge each Participant's KSOP Stock Account with the shares of Company Stock, if any, that have been sold since the last preceding Accounting Date;

     (d) Next, allocate and credit to each Participant's KSOP Stock Account the shares of Company Stock (representing Employer Contributions made in Company Stock) and Company Stock Forfeitures that are to be allocated and credited as of that date in accordance with the provisions of
          Section 8.1(c).

     (e) Next, credit or charge, as the case may be, the appreciation or depreciation in the Fair Market Value of Company Stock allocated to the Participant's KSOP Stock Account.

8.6 ADJUSTMENT OF KSOP CASH ACCOUNTS. As of each Accounting Date, the Trustee shall:

     (a) First, charge each Participant's KSOP Cash Account with all distributions or payments made to him, or on his account, since the last preceding Accounting Date that have not been charged previously;

     (b) Next, charge each Participant's KSOP Cash Account with any amounts applied to purchase Company Stock;

     (c) Next, credit each Participant's KSOP Cash Account with any cash, if any, received from the sale of Company Stock from the Participant's KSOP Stock Account since the last preceding Accounting Date;

     (d) Next, allocate and credit to each Participant's KSOP Cash Account the Employer Contributions made in cash and cash Forfeitures that are allocated and credited as of that date in accordance with Section 8.1(c).

     (e) Next, allocate to each Participant's KSOP Cash Account the Net Income (or Loss) of the Plan, determined as of the Accounting Date, in the ratio in which the balance of such KSOP Cash Account on the previous Accounting Date (reduced by the amount of any distribution from such Account and increased by Matching Contributions made during the first half of the Plan Year and 1/2 of Elective Contributions made during the Plan Year) bears to the total of the KSOP Cash Account balances for all Participants as of that date.

8.7 DIVIDENDS. Any stock dividends received on Company Stock shall be credited to the Account to which such Company stock was allocated. Cash dividends paid on shares of Company Stock held by the Trustee shall be disposed of as follows:

     (a) Dividends paid on shares which have not been released from a Loan Suspense Account shall be used to make payment on Acquisition Loans the proceeds of which were used to acquire the shares with respect to which the dividends are paid. Any such dividends which are not so used shall be separately allocated to the KSOP Cash Accounts of all Participants and Beneficiaries as Net Income in accordance with
          Section 8.6(e). In the discretion of the Committee, such dividends may be distributed in cash to Participants and Beneficiaries within 90 days after the close of the Plan Year in which paid to the extent of their respective nonforfeitable percentages determined as of the close of the Plan Year.

     (b) Dividends paid on shares allocated to Participants' Company Stock Accounts shall be allocated thereto. In the discretion of the Committee, such dividends may be distributed in cash to Participants and Beneficiaries within 90 days after the close of the Plan Year in which paid to the extent of their respective nonforfeitable percentages determined as of the close of the Plan Year.

8.8 STATEMENT OF PLAN INTEREST. During each Plan Year the Committee shall provide each Participant with a statement of the Participant's interest under the Plan as of the close of the immediately preceding Plan Year.

SECTION 9 - RETIREMENT BENEFITS

     Upon attainment of Normal Retirement Age, a Participant shall have a fully vested and nonforfeitable right to his Account. The Participant shall be entitled to the commencement of the payment of his benefits as soon as practicable following the close of the Plan Year in which he separates from service due to attaining Normal Retirement Age. However, at such Participant's request, the payment of benefits may commence as soon as practicable following the close of any subsequent Plan Year.

SECTION 10 - DEATH BENEFITS

(a) In General. If a Participant dies prior to receiving the entire nonforfeitable amount credited to his Accounts, all such undistributed amounts shall be paid to the Participant's Beneficiary as soon as practicable following the close of the Plan Year in which the participant died. However, at such Beneficiary's request, the payment of benefits may commence as soon as practicable following the close of any subsequent Plan Year. If there are two or more Beneficiaries, the Participants' Accounts shall be split into sub-accounts to reflect different methods of distribution elected by the Beneficiaries.

(b) Married Participants. a Participant's sole Beneficiary shall be his surviving spouse, unless there is no surviving spouse or the surviving spouse had consented in writing to the Participant's designation of another Beneficiary. Such written consent shall be signed by the surviving spouse and witnessed by a member of the Committee or a notary public. Written consent need not be obtained if the Participant established to the satisfaction of the Committee that there is no spouse or the spouse cannot be located. Any consent by a spouse (or establishment that consent cannot be obtained) shall be limited to the specific Beneficiary designated by the Participant, and shall be effective only with respect to such spouse.

(c) Beneficiary Designation. Each Participant may file with the Committee a designation of Beneficiary to receive amounts payable under this Plan upon his death. The designation may be changed from time to time by the Participant, except that a married Participant may name a Beneficiary other than his spouse only in accordance with Section 10(b), above. If no designation has been filed, or all designated Beneficiaries have predeceased the Participant, then the Participant shall be deemed to have designated the following as his Beneficiaries and contingent Beneficiaries with priority in the following order:

          (1)  Surviving Spouse; then

          (2)  Surviving children equally; then

          (3)  Estate.

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

(d) Identification of Beneficiary. If at, after or during the time when a benefit is payable to any Beneficiary, the Committee, upon request of the Trustee or at its own instance, mails by registered or certified mail to the Beneficiary at the Beneficiary's last known address a written demand for his then address, or for satisfactory evidence of his continued life, or both, and, if the Beneficiary shall fail to furnish the information to the Committee within three years from the mailing of the demand, then the Committee shall distribute to the party next entitled thereto under Section 10(c), above, as if the Beneficiary were then deceased.

SECTION 11 - PAYMENT OF ACCOUNT BALANCES ON ACCOUNT OF TERMINATION

11.1 DETERMINATION OF DISTRIBUTABLE ACCOUNT BALANCE.

     (a) In General. If a Participant separates from service prior to Normal Retirement Age for reasons other than Total and Permanent Disability or death, he shall be entitled to the portion of his Accounts which is nonforfeitable. The Committee shall distribute the entire nonforfeitable portion of the Participant's Accounts to such Participant in a lump sum as soon as practicable following the close of the Plan Year in which he separates from service.

     (b) Consent to distribution. If the nonforfeitable portion of a Participant's Accounts exceeds $5,000, no distribution shall be made pursuant to Section 11.1(a) above, unless the Participant consents to such distribution, in writing. The consent of the Participant shall be obtained, in writing, within the 90-day period ending on the date of the distribution. The Participant's consent shall not be required to the extent that a distribution is required to satisfy Section 401(a)(9) and\or Section 415 of the Code.

     (c) Forfeitures. If a distribution is made (or deemed made) to the Participant upon his separation from service pursuant to (a) or (b), above, the nonvested portion of his accounts will be treated as a Forfeiture and reallocated to other participants as provided in Sections 8.1 and 8.2(c). If a Participant separates from service and his nonforfeitable percentage, as determined pursuant to Section 11.1(d), below, is 0%, he will be deemed to have received a distribution of his Accounts as of his separation from service.

          If the Accounts are not distributed to the Participant upon his separation from service, the non-vested portion shall be maintained in a Forfeiture Account and treated as a Forfeiture when the Participant incurs five (5) consecutive One-Year Breaks in Service.

          If a Participant returns to employment with an Employer or a Related Company after receiving (or having deemed to receive) distribution of the nonforfeitable portion of his Accounts, but before incurring 5 consecutive One Year Breaks in Service, the amount forfeited from his respective Accounts by reason of such distribution (or deemed distribution)will be restored to his respective Accounts, but only upon the Participant's repayment of the amount previously distributed. Such restoration will be made, first, out of Forfeitures occurring in the year of restoration, second, out of Trust Fund earnings and, third, out of Employer KSOP contributions. Upon such Participant's subsequent Termination Date, his Accounts will be paid in accordance with either paragraph (a) or (b) of this Section, as applicable.

     (d) Vesting Schedule. A Participant shall have a nonforfeitable right to the amount credited to his Nonelective Contribution Account in accordance with the following schedule:

                 Number of Years of Service        Vested Percentage
                 --------------------------        -----------------

                 Less than 1 year                         0%
                 1 year but less than 2 years            20%
                 2 years but less than 3 years           40%
                 3 years but less than 4 years           60%
                 4 years but less than 5 years           80%
                 5 years or more                        100%

          A Participant will have a 100% vested and nonforfeitable interest at all times in his Elective Contribution Account and his Matching Contribution Account.

          The balances in his KSOP Cash Account and KSOP Stock Account, if any, after the foregoing multiplication, as at the Accounting Date coincident with or next following the Termination Date (after all adjustments then required under the Plan have been made), will become distributable to or for his benefit or, in the case of his death, to or for the benefit of his Beneficiary, in accordance with the provisions of Section 11.2.

     (e) Vesting after Reemployment. If a Participant returns to employment with an Employer or a Related Employer prior to incurring a One Year Break in Service and again resigns or is dismissed prior to completing six (6) Years of Service, then, as of the Accounting Date coincident with or next following the date on which the Participant first incurs a One Year Break in Service after such subsequent resignation or dismissal (after all adjustments then required under the Plan have been made), the balances in his Forfeiture Accounts shall be determined by multiplying those balances by the following:

                                      X - y
                                      -----
                                     100% - y

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

          For purposes of the above formula, x equals the Participant's vested percentage on the date of his subsequent One Year Break in Service and y equals the Participant's vested percentage on the date of his prior termination of employment. If a Participant does not have a nonforfeitable right to any of his KSOP Accounts on his Termination Date, then he will be deemed to be cashed out of his KSOP Accounts as of his Termination Date.

11.2 MANNER OF MAKING PAYMENTS. Distribution will be made, to or for the benefit of the Participant or, in the case of the Participant's death, his Beneficiary, by either, or a combination of, the following methods:

     (a)  By payment in a lump sum, or

     (b) By payment in a series of substantially equal annual installments over a period not to exceed the lesser of (i) 5 years, or (ii) the Participant's life expectancy.

11.3 TIME FOR DISTRIBUTION.

     (a) In General. Unless the Participant otherwise elects, distribution of the portion of the Participant's Accounts attributable to shares of Company Stock shall commence not later than one year after the close of the Plan Year:

          (1) in which the Participant separates from service by reason of the attainment of Normal Retirement Age, Total and Permanent Disability, or death; or

          (2) which is the fifth Plan Year following the Plan year in which the Participant otherwise separates from service, except that this paragraph (2) shall not apply if the Participant is reemployed by the Employer before distribution is required to begin under this paragraph (2).

     (b) Exception for Acquisition Loan. Subsection (a) shall not apply to any shares of Company Stock acquired with the proceeds of an Acquisition Loan until the close of the Plan Year in which such Acquisition Loan is repaid in full.

     (c) Installment Payments. Unless the Participant elects otherwise, a distribution required under subsection (a) shall be in substantially equal periodic payments (not less frequently than annually) over a period not longer than the greater of:

          (1)  five years, or

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

          (2) in the case of a Participant the balances of whose KSOP Stock Account is in excess of $500,000, five years plus one additional year (but not more than five additional years for each $100,000 or fraction thereof by which such balance exceeds $500,000.

          The dollar amounts set forth in paragraph (2), above, shall be adjusted in accordance with adjustments prescribed by the Secretary of the Treasury.

     (d) Distribution of Company Stock. Distribution of a Participant's vested KSOP Stock Accounts will be made in whole shares of Company Stock, cash or a combination of both, as determined by the Committee; provided, however, that the Committee shall notify the Participant of his right to demand distribution of his vested KSOP Stock Account balance entirely in whole shares of Company Stock (with the value of any fractional share paid in cash). However, a Participant shall have no right to receive a distribution of any portion of his Accounts in Company Stock if there is in effect an election by the Company to be an S corporation under Code Section 1362(a).

     (e)  Age 70 1/2 Distribution Date. Notwithstanding any provision in this
          Section 11.3 to the contrary, distribution of a Participant's KSOP Accounts shall commence not later than the Required Beginning Date. If a Participant's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the Required Beginning Date:

          (1) If a Participant's benefit is to be distributed over (i) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's designated beneficiary, or (ii) a period not extending beyond the life expectancy of the designated beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the Participant's benefit by the applicable life expectancy.

          (2) The minimum distribution required for the Participant's first distribution calendar year must be made on or before the Participant's Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Participant's Required Beginning Date occurs, must be made on or before December 31 of that distribution calendar year.

     (f) Distributions to Beneficiary upon Death. Notwithstanding the provisions of paragraphs (b) and (c) above, distributions upon the death of a Participant shall be made in accordance with the following requirements and shall otherwise comply with section 401(a)(9) of the Code and any regulations issued thereunder. If a Participant dies before his distribution has commenced, distribution of his Accounts to his Beneficiary shall commence not later than the earlier of:

          (1) one year after the end of the Plan Year in which the Participant died, or

          (2) if the Beneficiary is the surviving spouse, the latter of one year after the Participant's death or the date the Participant would have attained age 701/2,

          and shall be completed within five years after the Participant's death.

11.4 FACILITY OF PAYMENT. Notwithstanding the provisions of this Section 11, if, in the opinion of the Committee a Participant or other person entitled to benefits under the Plan is under a legal disability or is in any way incapacitated so as to be unable to manage his financial affairs, the Committee may direct the Trustee to make payment to a conservator or other person legally charged with the care of his person or of his estate. Thereafter, any benefits under the Plan to which such Participant or other person is entitled shall be paid to such conservator or other person legally charged with the care of his person or his estate, which shall then fully discharge the obligation of the Trustee to pay benefits under the Plan with respect to such Participant.

11.5 INTERESTS NOT TRANSFERABLE. The interests of Participants and other persons entitled to benefits under the Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily assigned, alienated or encumbered, except as otherwise provided in Section 11.8.

11.6 ABSENCE OF GUARANTY. Neither the Trustee, the Committee nor the Employers in any way guarantee the Trust Fund from loss or depreciation. The Employers do not guarantee any payment to any person. The liability of the Trustee to make any payment is limited to the available assets of the Trust Fund.

11.7 MISSING PARTICIPANTS OR BENEFICIARIES. Each Participant and each designated Beneficiary may file with the Committee from time to time in writing his post office address and each change of post office address. Any communication, statement or notice addressed to a Participant or designated Beneficiary at his last post office address filed with the Committee, or if no address is filed with the Committee then, in the case of a Participant, at his last post office address as shown on the Employers' records, will be binding on the Participant and his designated Beneficiary for all purposes of the Plan. The Employers, the Committee, and the Trustee are not required to search for or locate a Participant or designated Beneficiary.

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

11.8 QUALIFIED DOMESTIC RELATIONS ORDER. In addition to payments made under
     Section 11 on account of a Participant's termination of employment, payments may be made to an Alternate Payee (as defined below) prior to, coincident with, or after a Participant's termination of employment if made pursuant to a Qualified Domestic Relations Order. A distribution to an Alternate Payee may be made out of a Participant's Accounts on a date coincident with the Participant's "earliest retirement age", defined as the earlier of (i) the date on which the Participant is entitled to a distribution under the Plan, or (ii) the later of (A) the date the Participant attains age 50, or (B) the earliest date on which the Participant could begin receiving benefits under the Plan if he had separated from service. In addition, this Plan specifically authorizes distributions to an Alternate Payee under a Qualified Domestic Relations Order prior to the Participant's attainment of the earliest retirement age (as defined above and in section 414(p) of the Code) but only if (1) the order specifies distribution at the earlier date or permits an agreement between the Plan and the Alternate Payee authorizing an earlier distribution; and (2) the Alternate Payee consents to a distribution prior to the Participant's earliest retirement age if the present value of the Alternate Payee benefits under the Plan exceeds $5,000. Nothing in this
     Section 11.8 shall provide a Participant with a right to receive a distribution at a time not otherwise permitted under the Plan, nor shall it provide the Alternate Payee with a right to receive a form of payment not permitted under the Plan.

     The Committee shall establish reasonable procedures to determine the qualified status of domestic relations orders and to determine distributions under such qualified orders. Any expenses incurred by the Committee in determining the status of domestic relations orders or administering a qualified order shall be charged to the Accounts of the Participant to whom such order relates. The Committee may, in its sole discretion, establish and maintain a segregated account for each Alternate Payee. The term "Alternate Payee" means any spouse, former spouse, child or other dependent of a Participant who is recognized by a Qualified Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to the Participant.

11.9 PRE-RETIREMENT DIVERSIFICATION RIGHTS. Any Qualified Participant shall have the right to make an election to direct the Plan as to investment of his KSOP Stock Account. Such a Qualified Participant may elect within 90 days after the close of each Plan Year in the Qualified Election Period to diversify 25% of his KSOP Stock Account, less any amount to which a prior election applies. In the case of the last year to which an election applies, 50% shall be substituted for 25%. If the Fair Market Value of the Company Stock in a Qualified Participant's KSOP Stock Account is $500 or less as of the Accounting Date immediately preceding the first day of any Qualified Election Period, then such Qualified Participant shall not be entitled to an election under this Section 11.9 for that Qualified Election Period.

     The Plan may satisfy the requirements of this Section 11.9 by offering at least three (3) investment options to the Qualified Participant. In addition, if the Qualified

     Participant consents, the Plan may distribute the portion of the KSOP Stock Account covered by the election to the Qualified Participant within the 90 day period after the election is made.

SECTION 12 - VOTING OF COMPANY STOCK

     For any Plan Year in which the Company has a class of securities registered under section 12 of the Securities Exchange Act of 1934, each Participant (or, in the event of his death, his Beneficiary) shall have the right to direct the Trustee as to the manner in which whole and partial shares of Company Stock allocated to his KSOP Stock Account as of the record date are to be voted on each matter brought before an annual or special shareholders' meeting. Before each such meeting of shareholders, the Trustee shall furnish to each Participant (or Beneficiary) a copy of the proxy solicitation material, together with a form requesting directions on how such shares of Company Stock allocated to such Participant's KSOP Stock Account shall be voted on each matter. Upon timely receipt of such directions, the Trustee shall on each such matter vote as directed the number of shares (including fractional shares) of Company Stock allocated to such Participant's KSOP Stock Account, and the Trustee shall have no discretion in such matter. The directions received by the Trustee from Participants shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of any Employer. The Trustee shall vote allocated shares for which it has received no direction and unallocated shares in accordance with the fiduciary standards of Title I of ERISA.

     For any Plan Year in which the Company does not have a class of securities registered under section 12 of the Securities Exchange Act of 1934, all Company Stock in the Trust shall be voted by the Trustee in such manner as it shall determine in its sole direction. However, with respect to any corporate matter which involves the voting of Company Stock as to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transactions as may be prescribed in the Code or regulations promulgated thereunder, each Participant will be entitled to direct the Trustee as to the exercise of any voting rights attributable to shares of Company Stock then allocated to his KSOP Stock Account, but only to the extent required by sections 401(a)(22) and 409(e)(3) of the Code and the regulations promulgated thereunder. In that event, the Trustee shall vote allocated shares for which it has received no direction and unallocated shares in accordance with the fiduciary standards of Title I of ERISA.

SECTION 13 - RIGHTS, RESTRICTIONS AND OPTIONS ON COMPANY STOCK

13.1 RIGHT OF FIRST REFUSAL. Subject to the provisions of the last sentence of this Section 13.1, shares of the Company Stock distributed by the Trustee shall be subject to a "Right of First Refusal". The Right of First Refusal shall provide that, prior to any subsequent transfer, such Company Stock must first be offered in writing to the Company and, if then refused by the Company, to the Trustee, at the then Fair Market Value, as determined by an Independent Appraiser (as defined in section 401(a)(28) of the Code). A bona fide written offer from an independent prospective buyer shall be deemed to be the Fair Market Value of such Company Stock for this purpose unless the value per share, as determined by the Independent Appraiser as of the most recent Accounting Date, is greater. The Company and the Trustee shall have a total of 14 days (from the date the Company receives the offer) to exercise the Right of First Refusal on the same terms offered by the prospective buyer. A Participant (or Beneficiary) entitled to a distribution of Company Stock may be required to execute an appropriate stock transfer agreement (evidencing the Right of First Refusal) prior to receiving a certificate for Company Stock. No Right of First Refusal shall be exercisable by reason of any of the following transfers:

     (a) the transfer upon the death of a Participant or Beneficiary of any shares of Company Stock to his legal representatives, heirs and legatees, provided, however, that any proposed sale or other disposition of any such shares by any legal representative, heir or legatee shall remain subject to the Right of First Refusal;

     (b) the transfer by a Participant or Beneficiary in accordance with the Put Option pursuant to Section 13.2 below; or

     (c) the transfer while the Company Stock is listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, or quoted on a system sponsored by a national securities association registered under Section 15A(b) of the Securities Exchange Act of 1934.

13.2 PUT OPTION. In the event Company Stock is not "publicly traded" within the meaning of 26 CFR Section 54.4975-7(b)(1)(iv), the Company shall issue a "Put Option" to each Participant or Beneficiary receiving a distribution of Company Stock from the Plan. The Put Option shall permit the Participant or Beneficiary to sell such Company Stock at its then Fair Market Value, as determined by an Independent Appraiser, to the Company, at any time during the 60 day period commencing on the date the Company Stock was distributed and to the recipient and, if not exercised within that period, the Put Option will temporarily lapse. Upon the close of the Plan Year in which such temporary lapse of the Put Option occurs, the Independent Appraiser shall determine the value of the Company Stock, and the Trustee shall notify each distributee who did not exercise the initial Put Option prior to its temporary lapse in the preceding Plan Year of the revised value of the Company Stock. The time during which the Put Option may be exercised shall recommence on the date such notice or revaluation is given and shall permanently terminate 60 days thereafter. The Trustee may be permitted by the Company to purchase Company Stock put to the Company under a Put Option. At the option of the Company or the Trustee, as the case may be, the payment for Company Stock sold pursuant to a Put Option shall be made in the following forms:

     (a) if the Company Stock was distributed as part of a total distribution (that is, a distribution within one taxable year of a Participant of the balance of the credit of his KSOP Accounts), then payments may be made in substantially equal annual installments commencing within 30 days from the date of the exercise of the Put Option and over a period not exceeding 5 years, with interest payable at a reasonable rate (as determined by the Company) on any unpaid installment balance, with adequate security provided, and without penalty for any prepayment of such installments; or

     (b) if a Participant or Beneficiary exercises a Put Option on a distribution of Company Stock made to him in periodic payments (in accordance with Section 11.3(c), then the payment for such Company Stock may be made in a lump sum no later than 30 days after such Participant exercises the Put Option.

     The Trustee on behalf of the Trust may offer to purchase any shares of Company Stock (which are not sold pursuant to a Put Option) from any former Participant or Beneficiary at any time in the future, at their then fair market value.

13.3 SHARE LEGEND. Shares of Company Stock held or distributed by the Trustee may include such legend restrictions on transferability as the Company may reasonably require in order to assure compliance with applicable Federal and State securities laws.

13.4 NONTERMINABLE RIGHTS. The provisions of this Section 13 shall continue to be applicable to shares of Company Stock even if the Plan ceases to be an Employee Stock Ownership within the meaning of section 4975(e)(7) of the Code.

SECTION 14 - HARDSHIP LOANS AND DISTRIBUTIONS

     The Committee may, upon written application of the Participant, authorize a loan or loans to the Participant subject to the following:

     (a)  Purpose. Loans will be permitted only for purposes described in 26 CFR
          Section 1.401(k)-1(d)(2), which establish standards deemed to satisfy the hardship condition for distribution of Elective Contributions. Specifically, these purposes are:

          (a) expenses for medical care previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant, or necessary for these persons to obtain medical care; or

          (b) costs directly related to the purchase of a principal residence for the Participant, excluding mortgage payments; or

          (c) payment of tuition, related educational fees, and room and board expenses, for the next 12 months of post-secondary education for the Participant, or the Participant's spouse, children, or dependents; or

          (d) payments necessary to prevent the eviction of the Participant from the Participant's principal residence or foreclosure on the mortgage on that residence.

     (b)  Maximum Limits. Loans will be limited to the lesser of:

          (1) the lesser of (i) 1/2 of the value of the Participant's nonforfeitable Account balance, or (ii) one hundred percent (100%) of the Participant's KSOP Cash Account;

          (2) $50,000 reduced by the maximum outstanding loan balance (if any) during the 12-month period ending on the day before the loan is taken.

     (c) Availability. Loans must be available to all Participants on a reasonably equitable basis and the availability shall be communicated to all Participants. Loans shall not be made available to Highly Compensated Employees in an amount greater than that made available to other employees.

     (d) Interest Rate. A reasonable rate of interest shall be charged on each loan. What is reasonable depends on factors such as the amount of loan, adequacy of security, duration of loan, repayment schedule, current market conditions, variable or fixed rate of interest, what is customary in similar arm's length transactions in the community, and other economic and time factors.

     (e) Schedule of Loan Payments. Loan agreements shall provide for repayment within five (5) years from the date of the loan, except when a loan is used to purchase a residence in which the period of repayment shall not exceed fifteen (15) years.

     (f)  Other Rules:

          (1) All plans of all related businesses are to be combined for purposes of maximum limits on loans.

          (2) All loans must be evidenced by a written loan agreement signed by all relevant parties to the loan and evidenced by as promissory note of the borrower where the borrower personally guarantees the repayment of the loan and secures the loan on the Participant's account balance.

          (3) A Participant's spouse must consent in writing for a Participant to use any part of their account balance as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the 90-day period ending on the date the loan is made. The consent must acknowledge the effect of the loan and must be witnessed by a plan representative or notary public. The consent is binding with respect to the loan for which it is given. A new consent shall be required if the loan is revised, renegotiated, renewed or extended.

          (4) The loan document must provide for payments to be made at least quarterly, in a level amount, which will fully amortize the loan over its duration.

          (5) The Trustee may provide for loans to be considered an asset of the Trust Fund or as an investment of the borrower's account. The Trustee shall act consistently in making this determination.

          (6) Any loan outstanding at the time a Participant receives a distribution shall be repaid by offsetting the balance due (plus accrued interest and any costs) against the amount to be distributed.

     In the event a loan is not sufficient to meet the need described in Section 14(a), the Participant may request and the Committee may direct a distribution of the Participant's Elective Contributions. In such event, the Participant's Elective contributions shall be suspended for 12 months beginning with the first day of the month following the Participant's receipt of the hardship distribution.

SECTION 15 - THE COMMITTEE

15.1 APPOINTMENT AND AUTHORITY. The Committee referred to in Section 1.2 shall be appointed by the Board of Directors of the Company. Except as otherwise specifically provided in this Section 15, the Committee shall have the following powers, rights and duties in addition to those vested in it elsewhere in the Plan:

     (a) To adopt such rules of procedure and regulations as, in its opinion, may be necessary for the proper and efficient administration of the Plan and as are consistent with the provisions of the Plan;

     (b) To enforce the Plan in accordance with its terms and with such applicable rules and regulations as may be adopted by the Committee;

     (c) To determine all questions arising under the Plan, including the power to determine the rights or eligibility of employees or Participants and their Beneficiaries and their respective benefits, and to remedy ambiguities, inconsistencies or omissions;

     (d) To give such directions to the Trustee with respect to the Trust Fund as may be provided in the Trust Agreement, including the depositories which have been designated by the Board, which must be an incorporated Federally insured bank or trust company;

     (e) To maintain and keep adequate books, records and other data as shall be necessary to administer the Plan, except those that are maintained by the Company of the Trustee, and to meet the disclosure and reporting requirements of ERISA;

     (f)  To direct all payments of benefits under the Plan;

     (g)  To establish an investment policy and objective for the Plan;

     (h)  To be agent for the service of legal process on behalf of the Plan;

     (i) To execute any documents on behalf of the Committee, in which event the Committee shall notify the Trustee in writing of such action;

     (j) To perform any other acts necessary or appropriate to the administration of the Plan and the discharge of its duties.

     (k) To perform any other acts necessary or appropriate to the administration of the Plan and the discharge of its duties.

     The certificate of a Committee member that the Committee has taken or authorized any action shall be conclusive in favor of any person relying on the certificate.

15.2 DELEGATION BY COMMITTEE. The Committee may establish procedures for allocation of fiduciary responsibilities and delegation of fiduciary responsibilities to persons other than named fiduciaries; however, the delegation of the power to manage or control Plan assets may only be delegated to an Investment Manager, as defined in section 3(38) of ERISA. In exercising its authority to control and manage the operation and administration of the Plan, the Committee may employ agents and counsel (who may also be employed by or represent any Employer) and to delegate to them such powers as the Committee deems desirable. Any such delegation or appointment shall be in writing. The writing contemplated by the foregoing sentence shall fully describe the advice to be rendered or the functions and duties to be performed by the delegate.

15.3 UNIFORM RULES. In managing the Plan, the Committee will uniformly apply rules and regulations.

15.4 INFORMATION TO BE FURNISHED TO COMMITTEE. The Employers shall furnish the Committee such data and information as may be required. The Committee shall be entitled to rely on any information furnished by the Company that is needed for calculation of benefits due under the Plan, or any matters relating to administration of the Plan. A Participant, surviving spouse, or other person entitled to benefits under the Plan must furnish to the Committee such evidence, data or information as the Committee considers desirable to carry out the Plan. Any benefits under the Plan may be conditional upon the prompt submission of such information. Any adjustment by the Committee by reason of a misstatement of age or lack of information will be made in a manner the Committee deems equitable.

15.5 COMMITTEE'S DECISION FINAL. To the extent permitted by law, any interpretation of the Plan and any decision on any matter within the discretion of the Committee (such as eligibility for participation and the timing and amount of benefit payments) made by the Committee in good faith is binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the Committee shall make such adjustment on account thereof as they consider equitable and practicable.

15.6 EXERCISE OF COMMITTEE'S DUTIES. Notwithstanding any other provision of the Plan, the Committee members shall discharge their duties hereunder solely in the interests of the Participants and other persons entitled to benefits under the Plan, and:

     (a) for the exclusive purpose of providing benefits to Participants and other persons entitled to benefits under the Plan;

     (b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a alike character and with like aims; and

     (c) in accordance with the documents and instruments governing the Plan insofar as they are consistent with ERISA.

15.7 REMUNERATION AND EXPENSES. No remuneration shall be paid to a Committee member as such. However, the reasonable expenses of a Committee incurred in the performance of a Committee function shall be reimbursed by the Employers.

15.8 INDEMNIFICATION OF THE COMMITTEE. To the extent permitted by applicable law, any person or entity appointed by the Board of Directors to serve as a Committee member shall be indemnified by the Company against any and all liabilities, settlements, losses, costs, and expenses ( including reasonable legal fees and expenses) of whatever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members by reason of the performance or nonperformance of a Committee function if, in the opinion of the Board of Directors of the Company, such action was not dishonest or in willful violation of the law or regulations under which such liability, loss, cost, or expense arose. Furthermore, the Company agrees to indemnify the Committee members against any liability imposed as a result of a claim asserted by any person or persons under Federal or state law where the Committee acts in good faith or in reliance on a written direction or certification of the Company. The foregoing right of indemnification shall be in addition to other rights the members by law or by reason of insurance coverage of any kind. The Company may, at its own expense, settle any claim asserted or proceeding brought against any member of the Committee when such settlement appears to be in the best interests of the Company. If the Company obtains fiduciary liability insurance to protect the Committee or any of its members, the provisions of this Section 15.8 shall be applicable only to the extent that such insurance coverage is insufficient.

15.9 RESIGNATION OR REMOVAL OF COMMITTEE MEMBER. Any person or entity appointed as a Committee member may resign at any time by delivering their written resignation to the Company. The Company, at its discretion, may immediately remove any or all of the Committee members with or without cause upon delivery of written notice to them.

15.10 APPOINTMENT OF SUCCESSOR COMMITTEE. The Board will promptly fill any vacancy in the membership of the Committee and shall give prompt written notice thereof to the other Employers and the Trustee.

15.11 INTERESTED PERSON. A fiduciary may not decide or determine any matter or question concerning his own benefits under the Plan or as to how they are to be paid to him unless such decision should be made by him under the Plan if he were not a member of the Committee, except when such decision applies to all Participants similarly. If a person is disqualified to act, the Company may appoint a temporary member to exercise the powers of the interested person concerning the matter as to which he is disqualified, or the remaining Committee members may act without the appointment of a new Committee member.

15.12 CLAIMS PROCEDURE. Any Participant or Beneficiary who disputes the Committee's determination of the benefits due to him under the Plan may file a claim with the Committee. A claim must be in writing, in a form which gives the Committee reasonable notice of the claim, and authorizes the Committee to take all steps necessary to determine the validity of the claim and to facilitate the payment of any benefits to which the claimant is entitled. The Committee will, if reasonably possible, decide whether to grant or to deny a claim within ninety (90) days after it is filed. If a longer period is needed, the Committee will, no later than the last day of the ninety (90) day period, notify the claimant of the extension of time and the reasons why it is needed. A decision must then be rendered within ninety (90) days after the claimant was notified of the extension. If the Committee does not act within the time specified by this Section 15.12, the claim is automatically denied, and the claimant may appeal in accordance with this Section 15.12. If the Committee determines that a claim should be denied, it will give the claimant written notice of denial. This notice must be written in a manner calculated to be understood by the claimant, state specific reasons for denying the claim, citing the provisions of the Plan on which the denial is based, explain the procedure for reviewing the Committee's decision, and if the claim is denied because the Committee lacks adequate information to reach a decision, state what information is needed to make a decision possible and why it is needed. If a claim is denied, the claimant may appeal to the Company. His appeal must be submitted in writing to the Company no later than sixty (60) days after the earlier of the date on which he receives notice of denial or the expiration of the period within which the Company is required to make a decision. The claimant or his representative may submit any documents or written arguments that he desires in support of his claim, and the Company may, but is not required to, hold a hearing on the claim. The Company will, if reasonably possible, decided the claimant's appeal within sixty (60) days after it is filed. If a longer period is needed, the Company will, no later than the last day of the sixty (60) period, notify the claimant of the extension of time and the reasons why it is needed. A decision must then be rendered within sixty (60) days after the claimant was notified of the extension. If the Company does not act within the time specified by this Section 15.12, the appeal is automatically denied. If the Company determines that an appeal should be denied, it must give the claimant written notice of the denial in the same manner as required on initial denial of the claim by the Company.

SECTION 16 - AMENDMENT AND TERMINATION

16.1 AMENDMENT. While the Employers expect and intend to continue the Plan, the Company must reserve and reserves the right, subject to the provisions of Section 1.3, to amend the Plan at any time, except as follows:

       (a) the duties and liabilities of the Trustee cannot be substantially changed without their consent; and

       (b) no amendment shall reduce a Participant's benefits to less than the amount such Participant would be entitled to receive if such Participant had resigned from the employ of all of the Employers and Related Companies on the date of the amendment.

16.2 TERMINATION. The Plan will terminate as to all of the Employers on any day specified by the Company. The Plan will terminate as to any Employer on the first to occur of the following:

       (a) the date it is terminated by that Employer if 30 days' advance written notice is given to the Trustee,

       (b) the date that Employer's contributions under the Plan are completely discontinued;

       (c) the date that the Employer is judicially declared bankrupt under Chapter 7 of the U.S. Bankruptcy Code;

       (d) the dissolution, merger, consolidation or reorganization of that Employer, or the sale by that Employer of all or substantially all of its assets, except that, subject to the provisions of Section 16.3, with the consent of the Company, in any event such arrangements may be made whereby the Plan will be continued by any successor to that Employer or substituted for that Employer under the Plan.

16.3 MERGER AND CONSOLIDATION OF PLAN, TRANSFER OF PLAN ASSETS. In the case of any merger or consolidation with, or transfer of assets and liabilities to, any other plan, provisions shall be made so that each Participant in the plan on the date thereof, if the Plan then terminated, would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit which he would have been entitled to receive immediately prior to the merger, consolidation or transfer, if the Plan had then terminated.

16.4 VESTING AND DISTRIBUTION ON TERMINATION AND PARTIAL TERMINATION. On termination of the Plan in accordance with the provisions of Section 16.2 or on partial termination of the Plan by operation of law, the date of termination or partial termination, as the case may be, will be an Accounting Date and, after all adjustments then required under the Plan have been made, each affected employee's benefits will be nonforfeitable. If, on termination of the Plan, a Participant remains an employee of an Employer or a Related Company, the amount of the Participant's benefits may be retained in the Trust until after the Participant's termination of employment with the Employers and the Related Companies and shall be paid to such Participant or, in the event of the Participant's death, to the Beneficiary thereof in a lump sum. The benefits payable to a Participant whose employment with the employers and Related Companies is terminated coincident with the termination of the Plan (and the benefits payable to an affected employee on partial termination of the Plan) shall be paid to the Participant or, in the event of the Participant's death, to the Beneficiary thereof in a lump sum. All appropriate accounting provisions of the Plan will continue to apply until the benefits of all affected persons have been distributed to them.

16.5 NOTICE OF AMENDMENT, TERMINATION OR PARTIAL TERMINATION. Affected Participants will be notified of an amendment, termination or partial termination of the Plan as required by law.

SECTION 17 - TOP HEAVY PROVISIONS

     The Plan will be a "top-heavy Plan" if, as of the last day of the Plan year or, as of the day next preceding the beginning of any later Plan Year (the "Determination Date") and determined in accordance with the provisions of section 416(g) of the Code, the aggregate present value of the accrued benefits and account balances of all "Key Employees" (within the meaning of section 416(i) of the Code) and their Beneficiaries exceeds sixty percent (60%) of the aggregate present value of the accrued benefits and account balances of all Participants and Beneficiaries. The aggregate present value of the accrued benefits and account balances of a Participant who has not performed any services for an Employer or a Related Company during the five year period ending on the Determination Date shall not be taken into account. The term "Aggregation Group" shall include each plan of an Employer or Related Company which includes a Key Employee and each Plan of the Employer or related company (including a plan terminated during the 5 preceding years) which allows the Plan to meet the requirements of sections 401(a)(4) or 410 of the Code and may include any other plan of an Employer or Related Company, if the Aggregation Group would continue to meet the requirements of sections 401(a)(4) and 410 of the Code.

     If the Plan is a top-heavy plan, effective as of the first day of the Plan Year, Section 4 will automatically be amended to provide that the aggregate amount of Employer Contributions allocated in each Plan Year to the KSOP Stock Account and the KSOP Cash Account of each Participant who is not a Key Employee (within the meaning of section 416(i)(1) of the Code), and who is employed by the Employer as of the last day of the Plan Year, may not be less than the lesser of:

          (1)  three percent of his Adjusted Compensation for the Plan Year; or

          (2) a percentage of his Adjusted Compensation equal to the largest percentage obtained by dividing the sum of the amount credited to the KSOP Stock Account and the KSOP Cash Account of any Key Employee by that Key Employee's Adjusted Compensation.

     The preceding provisions will remain in effect for the period in which the Plan is top-heavy. If, for any particular years thereafter, the Plan is no longer top-heavy, the Company may amend or delete such provisions from the Plan, except that the vesting schedule described in this Section 17 may not be made less favorable for any Participant who has completed three or more years of Service, and no amendment may cause any previously vested portion of any Account balance to become forfeitable.

SECTION 18 - MISCELLANEOUS

18.1 APPLICABLE LAWS. The Plan shall be construed and administered according to the laws of the state of Georgia, to the extent that such laws are not preempted by the laws of the United States of America.

18.2 GENDER AND NUMBER. Where the context permits, words in any gender shall include any other gender, words in the singular shall include the plural, and the plural shall include the singular.

18.3 NOTICES. Any notice or document required to be filed with the Committee or Trustee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee or Trustee in care of the Company at its principal executive offices. Any notice required under the Plan may be waived in writing by the person entitled to notice.

18.4 EVIDENCE. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

18.5 ACTION BY EMPLOYER. Any action required or permitted to be taken by an Employer under the Plan shall be by resolution of its Board of Directors or by a person or person authorized by its Board of Directors.

18.6 QUALIFIED MILITARY SERVICE. Effective December 12, 1994, if any employee or participant acquires rights under chapter 43 of title 38, United States Code, resulting from qualified military service, then the following rules shall apply to such employee or participant:

       1. Any Employer contribution on behalf of such participant shall not be subject to any otherwise applicable limitation contained in code
             Section 402(g), 402(h), 403(b), 404(a), 404(h), 408, 415, and 457,
             and shall not be taken into account in applying such limitations to other contributions or benefits under such plan or any other plan, with respect to the year in which the contribution is made;

       2. such contribution shall be subject to the aforementioned limitations with respect to the year to which the contribution relates (in accordance with rules prescribed by the secretary);

       3. The participant may make additional elective deferrals during the period which begins on the date of reemployment of such employee with the employer and has the same length as the lesser of (i)the product of 3 and the period of qualified military service which resulted in such rights, and (ii) 5 years;

       4. If the plan suspends the obligation to repay any loan made to a participant from the Plan for any part of any period during which such employee is performing service in the uniformed services ( as defined in chapter 43 of title 38, United states Code), whether or not qualified military service, such suspension shall not be taken into account for purposes of Section 72(p), 401(a), or 4975(d)(1);

       5. An individual reemployed under such chapter is treated with respect to the plan as not having incurred a break in service with the employer by reason of such individual's period of qualified military service.

       6. Each period of qualified military service served by an individual is, upon reemployment under such chapter, deemed with respect to the Plan to constitute service with the employer for the purpose of determining the nonforfeitability of the individual's account balance and for the purposes of determining contribution allocations.

       7. An individual reemployed under such chapter is entitled to contribution allocations that are conditioned on the making of elective contributions only to the extent such individual makes such matching contributions within the period beginning with the date of reemployment and continuing for 3 times the period of qualified military service (but not greater than 5 years. An individual reemployed under such chapter is entitled to contribution allocations that are conditioned on the making of elective contributions only to the extent such individual makes such matching contributions within the period beginning with the date of reemployment and continuing for 3 times the period of qualified military service (but not greater than 5 years.

       IN WITNESS WHEREOF, the undersigned officers of the Employers, duly authorized, have formally adopted this Plan on the ______ day of _____________, 2002.

                                            UNITY HOLDINGS, INC.

                                            By:_________________________________


                                            As Its:_____________________________


                                            UNITY NATIONAL BANK

                                            By:_________________________________


                                            As Its:_____________________________

                              UNITY HOLDINGS, INC.

                         EMPLOYEE STOCK OWNERSHIP TRUST

                                TABLE OF CONTENTS

Section                                                                                                 Page
-------                                                                                                 ----
I.       Name ...........................................................................................  1

II.      Definitions ....................................................................................  2
         II-1     Account ...............................................................................  2
         II-2     Accounting Date .......................................................................  2
         II-3     Acquisition Loan ......................................................................  2
         II-4     Cash Accounts .........................................................................  2
         II-5     Committee .............................................................................  2
         II-6     Company Stock .........................................................................  2
         II-7     Employer Contributions ................................................................  2
         II-8     ERISA .................................................................................  2
         II-9     Net Equity ............................................................................  2
         II-10    Participant ...........................................................................  2
         II-11    Plan Year .............................................................................  2
         II-12    Related Company .......................................................................  2
         II-13    Suspense Account ......................................................................  3

III.     Management and Control of Trust Fund Assets ....................................................  3
         III-1    The Trust Fund ........................................................................  3
         III-2    General Powers ........................................................................  3
         III-3    Compensation and Expenses .............................................................  5
         III-4    Exercise of Trustee's Duties ..........................................................  5
         III-5    Plan Administration ...................................................................  6

IV.      Provisions Related to Investment in Company Stock ..............................................  6
         IV-1     Investment of Cash ....................................................................  6
         IV-2     Stock Dividends, Splits and other Capital Reorganizations .............................  6
         IV-3     Voting of Shares and Tender of Exchange Offers ........................................  7
         IV-4     Liquidity Requirements ................................................................  7

V.       Miscellaneous ..................................................................................  8
         V-1      Disagreement as to Acts ...............................................................  8
         V-2      Persons Dealing with Trustee ..........................................................  8
         V-3      Benefits May Not Be Assigned or Alienated .............................................  8
         V-4      Indemnification of Trustee ............................................................  8
         V-5      Evidence ..............................................................................  9
         V-6      Waiver of Notice ......................................................................  9
         V-7      Counterparts ..........................................................................  9
         V-8      Governing Laws ........................................................................  9

         V-9      Successors, Etc. ........................................    9
         V-10     Successors to Employers .................................    9
         V-11     Action by Employers .....................................    9

VI.      No Reversion to Employers ........................................   10

VII.     Change of Trustee ................................................   10
         VII-1    Resignation .............................................   10
         VII-2    Approval of the Trustee .................................   10
         VII-3    Duties of Resigning or Removed Trustee and of
                  Successor Trustee .......................................   11
         VII-4    Filling Trustee Vacancy .................................   11

VIII.    Additional Employers .............................................   11

IX.      Amendment and Termination ........................................   11
         IX-1     Amendment ...............................................   11
         IX-2     Termination .............................................   11

--------------------------------------------------------------------------------

                              UNITY HOLDINGS, INC.
                      EMPLOYEE STOCK OWNERSHIP/401(k) TRUST

--------------------------------------------------------------------------------

         THIS AGREEMENT is made and entered into this _______ day of _________, 2002, by and between Unity Holdings, Inc., a Georgia corporation (the "Company"), and Jerry W. Braden, Donald D. George, John S. Lewis, Michael L. McPherson, Stephen A. Taylor, and B. Don Temples, said individuals hereinafter collectively referred to as the "Trustee".

                                WITNESSETH THAT:

         WHEREAS, the Company has established an employee stock ownership plan (as described in section 4975(e)(7) of the Internal Revenue Code of 1986, as it may be amended from time to time (the "Code")), which is known as the Unity Holdings, Inc. Employee Stock Ownership Plan With 401(k) Provisions ("Plan"); and

         WHEREAS, the Plan is established for the exclusive benefit of the eligible employees of the Company and those of any Related Company (as defined in Article II) which adopts the Plan and becomes a party to this Trust Agreement as provided in Article VIII (the Company and the Related Companies that are parties hereto are sometimes referred to below collectively as the "Employers" and individually as an "Employer").

         NOW, THEREFORE, and pursuant to the authority delegated to the undersigned officers of the Company by resolution of its Board of Directors adopted on ________ ___, 2002, IT IS AGREED, by and between the parties hereto, that the trust provisions shall constitute the agreement between the Company and the Trustees in connection with the Plan; and

         IT IS FURTHER AGREED, that the Trustee hereby accepts their appointment as such under this Trust Agreement, effective as of the day and year first written above; and

         IT IS FURTHER AGREED, by and between the parties hereto as follows:

                                ARTICLE I - NAME
                                ----------------

         This Trust Agreement and Trust hereby evidenced shall be known as the "UNITY HOLDINGS, INC. EMPLOYEE STOCK OWNERSHIP/401(k) TRUST".

                            ARTICLE II - DEFINITIONS
                            ------------------------

II-1.    ACCOUNT means a Participant's total economic interest in the Plan.

II-2. ACCOUNTING DATE means December 31st, the last day of the Trust's accounting year or such date(s) as specified pursuant to Article III-1.

II-3. ACQUISITION LOAN means a loan incurred by the Trustee to finance the acquisition of Company Stock or to refinance a prior Acquisition Loan, and which complies with the requirements of 26 CFR Section 54.4975-7(b).

II-4. CASH ACCOUNTS means the accounts established in the name of Participants that reflect Employer Contributions made in cash, any cash dividends on Company Stock, any cash forfeitures and any income, gains, losses, appreciation or depreciation attributable thereto.

II-5. COMMITTEE means the individuals appointed by the Board of Directors of the Company to administer the Plan.

II-6. COMPANY STOCK means common or preferred stock issued by the Company or a Related Company that meets the definition of "employer securities" contained in Code Section 409(l).

II.7. EMPLOYER CONTRIBUTIONS means contributions made to the Plan by the Company or a Related Company which are (i) discretionary, or (ii) made at the direction of a Participant.

II-8. ERISA means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

II-9. NET EQUITY means the fair market value of all property held in the Trust Fund, reduced by any liabilities other than liabilities to Participants in the Plan and their Beneficiaries, as determined by the Trustee.

II-10. PARTICIPANT means any eligible employee who becomes entitled to participate in the Plan.

II-11. PLAN YEAR means the 12 consecutive month period commencing on each January 1 and ending on the next following December 31.

II-12. RELATED COMPANY means any corporation, trade or business during any period in which it is, along with the Company, a member of a controlled group of corporations, a group of trades or businesses under common control, or an affiliated service group, as described in Sections 414(b), (c), and (m), respectively, of the Code, and the regulations issued thereunder, and any other entity required to be aggregated with the Company pursuant to regulations issued under section 414(o) of the Code.

II-13. SUSPENSE ACCOUNT means an account to which excess annual additions have been allocated pursuant to 26 CFR Section 1.415-6(b)(6).


            ARTICLE III - MANAGEMENT AND CONTROL OF TRUST FUND ASSETS
            ---------------------------------------------------------

III-1.   THE TRUST FUND. The Trust Fund at any date means all property of every
         --------------
         kind then held by the Trustee. The Trustee may manage, administer and invest all contributions made by the several Employers under the Plan as one Trust Fund. If, for any reason, it becomes necessary to determine the portion of the Trust Fund allocable to employees and former employees of any Employer as of any date, the Trustee shall specify such date as an Accounting Date, and after all adjustments required under the Plan as of that Accounting Date have been made, the portion of the Trust Fund attributable to such employees and former employees shall be determined and shall consist of an amount equal to the aggregate of the account balances of employees and former employees of that Employer plus an amount equal to any contributions made by that Employer since the close of the immediately preceding Plan Year.

III-2.   GENERAL POWERS. Subject to the provisions of paragraphs III-4 and III-5
         --------------
         and Article IV, with respect to the Trust Fund, the Trustee shall have the following powers, rights and duties in addition to those provided elsewhere in the Trust Agreement, the Plan or by law:

         (a) to receive and to hold all contributions paid to it under the Plan; provided, however, that the Trustee shall have no duty to require any contributions to be made to it, or to determine that the contributions received by it comply with the provisions of the Plan or with any resolution of the Board of Directors of any Employer providing therefor;

         (b) to retain in cash (pending investment, reinvestment or the payment of dividends) such reasonable amount as may be required for the proper administration of the Trust and to invest such cash as provided in paragraph IV-1;

         (c) to make payments from the Trust Fund to such persons, in such manner, at such times and in such amounts as the Committee shall direct without inquiring as to whether a payee is entitled to the payment, or as to whether a payment is proper, and without liability for a payment made in good faith without actual notice or knowledge of the changed condition or status of the payee;

         (d) as directed by the Committee, to borrow from any lender (including the Company or any Employer) to finance the acquisition of Company Stock, giving its note as Trustee with such reasonable interest and security (which shall only consist of Company Stock to the extent that proceeds of the loan are used to purchase Company Stock or to finance a prior Acquisition Loan) for the loan as may be appropriate or necessary, provided that such borrowing shall comply with the applicable provisions of the Plan;

         (e) as directed by the Board of Directors of the Company, to vote any stocks (including Company Stock as provided in Section 12 of the Plan), bonds or other securities held in the Trust, or otherwise consent to or request any action on the part of the issuer in person or by proxy;

         (f) as directed by the Committee, to deposit securities in any voting trust, or with any protective or like committee, or with a trustee or with depositories designated thereby;

         (g) as directed by the Committee, to contract or otherwise enter into transactions between themselves, as Trustee, and the Company or any Employer or any Company shareholder, for the purpose of acquiring or selling Company Stock and, absent any direction by the Committee, shall retain such Company Stock;

         (h) as directed by the Committee, to compromise, contest, arbitrate, settle or abandon claims and demands;

         (i) as directed by the Committee, to begin, maintain or defend any litigation necessary in connection with the investment, reinvestment and administration of the Trust;

         (j) to retain any funds or property subject to any dispute without liability for the payment of interest, or to decline to make payment or delivery thereof until final adjudication is made by a court of competent jurisdiction;

         (k) to report to the Committee and the Employers as of the last day of each Plan Year, as of any Accounting Date (or as soon thereafter as practicable), or at such other times as may be required under the Plan, the then Net Equity of the Trust Fund;

         (l) to furnish to the Committee and the Employers an annual written account and accounts for such other periods as may be required under the Plan, showing the Net Equity of the Trust Fund at the end of the period, all investments, receipts, disbursements and other transactions made by the Trustee during the accounting period, and such other information as the Trustee may possess which the Committee or the employers require in order to comply with Section 103 of the ERISA. All accounts of the Trustee shall be kept on an accrual basis. If, during the term of this Trust Agreement, the Department of Labor issues regulations under ERISA regarding the valuation of securities or other assets for purposes of the reports required by ERISA, the Trustee shall use such valuation methods for purposes of the accounts described by this paragraph. All valuations of shares of Company Stock, which are not publicly traded on a national securities market or exchange, shall be made by an "Independent Appraiser" (as described in section 401(a)(28) of the Code);

         (m) to pay any estate, inheritance, income or other tax, charge or assessment attributable to any benefit which, as directed by the Committee, it shall or may be required to pay out of such benefit; and to require before making any payment such release or other document from any taxing authority and such indemnity from the intended payee as the Trustee shall deem necessary for its protection;

         (n) to employ agents, attorneys, actuaries, accountants, investment managers or other persons (who also may be employed by or may represent any Employer) for such purposes as the Trustee considers desirable;

         (o) to assume, until advised to the contrary, that the Trust evidenced by this Trust Agreement is qualified under section 401(a) of the Code and is entitled to tax exemption under section 501(a) thereof;

         (p) to have the authority to invest and reinvest the assets of the Trust Fund in real or personal property of any kind, except that assets attributable to Employer contributions shall, at such time or times as directed by the Committee, primarily be invested in Company Stock;

         (q) to invest any portion of the Trust Fund in one or more common, commingled, or collective investment trusts which provide for the pooling of assets of plans described in section 401(a) of the Code and exempt from tax under section 501(a) of the Code, including any such trust maintained by the Trustee; and

         (r) to perform any and all acts in its judgment necessary or appropriate for the proper and advantageous management, investment and distribution of the Trust Fund.


III-3.   COMPENSATION AND EXPENSES. The Trustee shall be entitled to reasonable
         -------------------------
         compensation for its services, as agreed to between the Company and the Trustee from time to time in writing. The Trustee is authorized to pay from the Trust Fund such fees and all of the Trustee's expenses, taxes and charges (including fees of persons employed by them in accordance with subparagraph III-2(n)) incurred in connection with the collection, administration, management, investment, protection, and distribution of the Trust Fund to the extent that they are not paid directly by the Employers.

III-4.   EXERCISE OF TRUSTEE'S DUTIES. The Trustee shall discharge its duties
         ----------------------------
         hereunder solely in the interest of the Plan Participants and other persons entitled to benefits under the Plan, and:

         (a)      for the exclusive purpose of:

                  (i) providing benefits to Participants and other persons entitled to benefits under the Plan; and

                  (ii)  defraying reasonable expenses of administering the Plan;

         (b) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and

         (c) in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of ERISA.

III-5.   PLAN ADMINISTRATION. Except as provided in paragraph III-6 below, the
         -------------------
         Plan shall be administered by a Committee appointed by the Board of Directors of the Company (the "Administrative Committee"). The Secretary of the Company shall from time to time, certify the names of the members of the Administrative Committee.


         ARTICLE IV - PROVISIONS RELATED TO INVESTMENT IN COMPANY STOCK
         --------------------------------------------------------------

IV-1.    INVESTMENT OF CASH. If an Employer's contribution made pursuant to the
         ------------------
         provisions of Section 4 of the Plan for any Plan year is in cash, such cash shall be used first to make any scheduled or accelerated amortization payment on an Acquisition Loan and, if any amounts remain thereafter, to purchase Company Stock at such time as the Trustee is directed by the Committee. Subject to the provisions of paragraph III-2 and Section 8.7 of the Plan, any cash dividends received by the Trustee on Company Stock held in the Trust Fund shall be applied, at such time as the Committee directs after the receipt of such cash dividends, to the purchase of additional shares of Company Stock. The Trustee is authorized to purchase Company Stock with the assets contained in the Participants' Cash Accounts. The Trustee is further authorized to purchase Company Stock from the Company or from any shareholder, and such stock may be outstanding, newly issued or treasury stock. All such purchases must be at a price not in excess of fair market value, as determined by an Independent Appraiser where such stock is not publicly traded. Pending investment of cash in Company Stock, such cash may be invested in savings accounts, certificates of deposit, high-grade short term securities, common or preferred stocks, bonds, funds described in subparagraph III-2(q), or other investments, or may be held in cash.

IV-2.    STOCK DIVIDENDS, SPLITS AND OTHER CAPITAL REORGANIZATIONS. Any Company
         ---------------------------------------------------------
         Stock received by the Trustee as a stock split or dividend or as a result of a reorganization or other recapitalization of the Company shall be allocated as of each Accounting Date under the Plan in proportion to the Company Stock to which it is attributable.

IV-3.    VOTING OF SHARES AND TENDER OF EXCHANGE OFFERS. Company Stock held in
         ----------------------------------------------
         the Trust Fund shall be voted in the manner set forth in Section 12 of the Plan.

IV-4.    LIQUIDITY REQUIREMENTS. If the distribution of a Participant's Account
         ----------------------
         is to be made in cash or the Trustee expect to incur substantial Trust expenses which will not be paid directly by the Employers, and the Trustee determines that the Trust Fund has insufficient cash to make anticipated distributions or pay Trust expenses, the Trustee may generate the necessary liquidity pursuant to one or more of the following arrangements, as the Committee shall determine:

         (a) The Trustee may put Company Stock to the Company on an Accounting Date in an amount sufficient to provide an amount of cash estimated in good faith by the Committee to be sufficient to make anticipated distributions from the Trust for payment of benefits or expenses until the next succeeding Accounting Date.

         (b) If permitted under applicable law, rulings and regulations, and not a prohibited transaction under section 4975(c) of the Code or Section 406 or 407 of ERISA (or a prohibited transaction exemption) the Trustee, in their discretion, may put Company Stock to the Company on a date other than an Accounting Date, and shall be paid therefor the fair market value of such Company Stock determined as of the next preceding Accounting Date.

         (c) If permitted under applicable law, rulings , or regulations, and is not a prohibited transaction under section 4975(c) of the Code or Section 406 or 407 of ERISA (or a prohibited transaction exemption), the Committee, at the request of the Trustee, may cause the Employers to advance to the Trustee the amounts needed to make distributions of benefits or payment of expenses. Such amounts shall be reimbursed by the Trustee to the Employers, with such interest as may be permitted under ERISA, as of the next succeeding Accounting Date exercising its put option to the extent appropriate to make such reimbursement.

         (d) The Committee, in its discretion, may direct the Trustee to cause a special valuation of the Company Stock to be made by an Independent Appraiser as of the date of the put option to the Company, or it may cause benefits to be distributed based on the value of a Participant's Accounts as of the Accounting Date next succeeding the later of the Participant's Termination Date or the date for which the payment is requested.

         (e) The Committee, in its discretion, may direct the Trustee to defer the commencement of distributions for the purpose of benefit payments until not later than one year after the close of the plan year: (a) in which the Participant separates from service by reason of the attainment of normal retirement age under the Plan, disability or death; or (b) which is the fifth plan year following the plan year in which the Participant separates from service.

         (f) The Trustee may exercise a put option to the Company and cause the fair market value of such Company Stock to be paid by the Company pursuant to any other arrangement agreed upon by the Trustee and the Committee to the extent permitted by applicable law, rulings and regulations.

                            ARTICLE V - MISCELLANEOUS
                            -------------------------

V-1.     DISAGREEMENT AS TO ACTS. If there is a disagreement between the Trustee
         -----------------------
         and anyone as to any act or transaction reported in any accounting, the Trustee shall have the right to have its account settled by a court of competent jurisdiction.

V-2.     PERSONS DEALING WITH TRUSTEE. No person dealing with the Trustee shall
         ----------------------------
         be required to see to the application of any money paid or property delivered to the Trustee, or to determine whether or not the Trustee is acting pursuant to any authority granted to it under this Trust Agreement or the Plan.

V-3.     BENEFITS MAY NOT BE ASSIGNED OR ALIENATED. The interests under the Plan
         -----------------------------------------
         and this Trust Agreement of Participants and other persons entitled to benefits under the Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily assigned, alienated , or encumbered, except to the extent provided in Section
         11.8 of the Plan.

V-4.     INDEMNIFICATION OF TRUSTEE. To the extent permitted by applicable law,
         --------------------------
         the Trustee shall be indemnified by the Company against any and all liabilities, settlements, judgments, losses, costs, and expenses (including reasonable legal fees and expenses) of whatever kind and nature which may be imposed on, incurred by or asserted against the Trustee by reason of the performance or nonperformance of a Trustee's function if such action did not constitute gross negligence or willful misconduct. Furthermore, the Company agrees to indemnify the Trustee against any liability imposed as a result of a claim asserted by any person or persons under Federal or state law where the Trustee acts in good faith. The foregoing right of indemnification shall be in addition to other rights of the Trustee by law or by reason of insurance coverage of any kind. The Company may, at its own expense, and as allowed by law, settle any claim asserted or proceeding brought against the Trustee when such settlement appears to be in the best interests of the Company. If the Company obtains fiduciary liability insurance to protect the Trustee, the provisions of this paragraph V-4 shall be applicable only to the extent that such insurance coverage is insufficient.

V-5.     EVIDENCE. Evidence required of anyone under this Trust agreement may be
         --------
         by certificate, affidavit, document or other instrument which the person acting in reliance thereon considered pertinent and reliable, and signed, made or presented by the proper party.


V-6.     WAIVER OF NOTICE. Any notice required under this Trust Agreement may be
         ----------------
         waived in writing by the person entitled thereto.


V-7.     COUNTERPARTS. This Trust Agreement may be executed in any number of
         ------------
         counterparts, each of which shall be deemed an original and no other counterparts need be produced.

V-8.     GOVERNING LAWS. This Trust Agreement shall be construed and
         --------------
         administered according to the laws of the State of Georgia to the extent that such laws are not preempted by the laws of the United States of America.

V-9.     SUCCESSORS, ETC. This Trust Agreement shall be binding on the
         ---------------
         Employers, the Trustee and their successors and on all persons entitled to benefits under the Plan and their respective heirs and legal representatives.

V-10.    SUCCESSORS TO EMPLOYERS. If provision is made for a successor to any
         -----------------------
         Employer or a purchaser of all or substantially all of any Employer's assets to continue the Plan, such successor or purchaser shall be substituted for that Employer under this Trust Agreement.

V-11.    ACTION BY EMPLOYERS. Any action required or permitted to be taken by an
         -------------------
         Employer under this Trust Agreement shall be by resolution of its Board of Directors or by a person or persons authorized by resolution of its Board of Directors.

                     ARTICLE VI - NO REVERSION TO EMPLOYERS
                     --------------------------------------

         No part of the corpus or income of the Trust Fund shall revert to any Employer or be used for, or diverted to, purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plan, except as provided below:

         (a) Employer contributions under the Plan for the first Plan Year are conditioned on the initial qualification of the Plan under section 401(a) of the Code for that Plan Year, and, if the Plan does not so qualify, the Trustee shall, upon written request of an Employer, return to that Employer the amount of any contribution made by that Employer under the Plan for such year, reduced by the amount of any losses thereon, increased by the amount of any increment thereon, within one year after the date that qualification is denied, but only if an application for qualification is submitted within the time prescribed by law;

         (b) if a contribution or any portion thereof is made by an Employer under a mistake of fact, the Trustee shall, upon written request of an Employer, return the contribution or such portion, reduced by the amount of any losses thereon, to that Employer within one year after the date of payment to the Trustee;

         (c) the contributions of each Employer under the Plan are conditioned upon the deductibility thereof under section 404 of the Internal Revenue Code, and, to the extent any such deduction is disallowed, the Trustee shall, upon written request of that Employer, return the amount of the contribution, (to the extent disallowed), reduced by the amount of any losses thereon, to that Employer within one year after the date the deduction is disallowed;

         (d) if, upon termination of the Plan with respect to any Employer, any amounts are held in a Suspense Account which are attributable to the contributions of such Employer, and such amounts may not be credited to the Accounts of Participants, such amounts will be returned to that Employer as soon as practicable after the termination of the Plan with respect to that Employer.

                         ARTICLE VII - CHANGE OF TRUSTEE
                         -------------------------------

VII-1.   RESIGNATION. The Trustee may resign at any time by giving thirty (30)
         -----------
         days advance written notice to the Company.

VII-2.   APPROVAL OF THE TRUSTEE. The Company may, at its discretion, remove a
         -----------------------
         Trustee by giving thirty (30) days advance written notice to the Trustee, subject to providing the removed Trustee with satisfactory written evidence of the appointment of a successor Trustee and the successor Trustee's acceptance of the trusteeship.

VII-3.   DUTIES OF RESIGNING OR REMOVED TRUSTEE AND OF SUCCESSOR TRUSTEE. If the
         ---------------------------------------------------------------
         Trustee resigns or is removed, it shall promptly transfer and deliver the assets of the Trust Fund to the successor Trustee, after reserving such reasonable amount as it shall deem necessary to provide for expenses and any sums chargeable against the Trust Fund for which it may be liable. Within 120 days, the resigned or removed Trustee shall furnish to the Company and the successor Trustee an account of its administration of the Trust from the date of its last account. Each successor Trustee shall succeed to the title of the Trust Fund vested in his predecessor without the signing or filing of any further instrument, but any resigning or removed Trustee shall execute all documents and do all acts necessary to vest such title or record in any successor Trustee. Each successor shall have all the powers, rights and duties conferred by this Trust agreement as if originally named Trustee. No successor Trustee shall be personally liable for any act or failure to act of a predecessor Trustee.

VII-4.   FILLING TRUSTEE VACANCY. The Company may fill a vacancy in the office
         -----------------------
         of Trustee as soon as practicable by writing filed with the person or entity appointed to fill the vacancy and with the other Employers.


                       ARTICLE VIII - ADDITIONAL EMPLOYERS
                       -----------------------------------

         Any Related Company may become a party to this Trust Agreement by filing with the Company and the Trustee a certified copy of a resolution of its Board of Directors to that effect and a certified copy of a resolution of the Board of Directors of the Company consenting to such action.

                     ARTICLE IX - AMENDMENT AND TERMINATION
                     --------------------------------------

IX-1.    AMENDMENT. Subject to the provisions of Article VI, the Company
         ---------
         reserves the right to amend the Trust Agreement at any time, except that no amendment shall substantially change the rights, duties and liabilities of the Trustee under this Trust Agreement without its consent.

IX-2.    TERMINATION. If the Plan, as applied to all of the Employers, is
         -----------
         terminated, all of the provisions of the Trust evidenced by this Trust Agreement nevertheless shall continue in effect until the entire Trust Fund has been distributed by the Trustee in accordance with the provisions of the Plan. If the Plan, as applied to any Employer, is terminated, all of the provisions of the Trust evidenced by this Trust Agreement, as applied to that Employer, nevertheless shall continue in effect until the portion of the Trust Fund attributable to employees and former employees of that Employer has been distributed in its entirety by the Trustee in accordance with the provisions of the Plan.

         IN WITNESS WHEREOF, the Company and the Trustees have caused this Agreement to be signed and attested all as of the day and year first above written.

                                    UNITY HOLDINGS, INC.


ATTEST:                             By:______________________________________

__________________                  As its:__________________________________
Secretary

                                    TRUSTEES:

                                    __________________________________________
                                    Jerry W. Braden

                                    __________________________________________
                                    Donald D. George

                                    __________________________________________
                                    John S. Lewis

                                    __________________________________________
                                    Michael L. McPherson

                                    __________________________________________
                                    Stephen A. Taylor

                                    __________________________________________
                                    B. Don Temples